   As filed with the Securities and Exchange Commission on December 4, 1998

                                                Registration No. 333-67933
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO



                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           OHIO STATE BANCSHARES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                 OHIO                                6710                                  34-1579601
               --------                            --------                              --------------
(State or Other Jurisdiction                (Primary Standard Industrial                  (IRS Employer
of Incorporation or Organization)           Classification Code Number)                 Identification No.)

                                 111 S. MAIN ST.
                               MARION, OHIO 43302
                                 (740) 387-2265

(Address, Including Zip Code, and Telephone Number, Including Area Code, of small business issuer's Principal Executive Offices)

         GARY E. PENDLETON                          COPIES OF COMMUNICATIONS TO:
         PRESIDENT AND CHIEF EXECUTIVE OFFICER      MARTIN D. WERNER, ESQ.
         OHIO STATE BANCSHARES, INC.                WERNER & BLANK CO., L.P.A.
         111 SOUTH MAIN STREET                      7205 W. CENTRAL AVENUE
         MARION, OHIO  43302                        TOLEDO, OH  43617
         (740) 387-2265                             (419) 841-8051

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                             Proposed Maximum         Proposed Maximum
Class of Securities       Amount to           Offering Price         Aggregate Offering            Amount of
  to be Registered      be Registered           Per Share                   Price               Registration Fee
------------------      -------------      --------------------   --------------------------    ----------------
Common Stock,
$10 par value                24,800              $47.00               $1,165,600                 $343.86

         THE SMALL BUSINESS ISSUER HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE SMALL BUSINESS ISSUER SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Prospectus

                           OHIO STATE BANCSHARES, INC.

                              24,800 COMMON SHARES

               Rights Offering Subscription Price - $45 Per Share
               Public Offering Subscription Price - $47 Per Share


         Ohio State Bancshares, Inc., an Ohio chartered one-bank holding company (the "Company") is offering to the holders of its $10 par value common shares (the "Shares") the nontransferable right (the "Right") to subscribe for additional Shares at the rate of one Share for every 4.8871 Shares held of record at the close of business on December 1, 1998, plus additional subscription privileges as set forth herein. After the offering of the Rights to existing shareholders (the "Rights Offering"), the remaining Shares will be offered to the public (the "Public Offering"). The Rights Offering will expire on January 31, 1999 and the Public Offering will expire on March 31, 1999, subject to the rights of the Company to extend such dates to no later than June 30, 1999, as provided for in the terms of the Offering (see "Plan of Distribution"). The Shares of the Company are not listed on any exchange or the NASDAQ stock market, but are traded on a limited basis in the over-the-counter market. During the six month period commencing March 31, 1998 and ending September 30, 1998, there were 73 trades in the Company's Shares representing transactions in 31,496 Shares. For a discussion of the determination of the per share offering price, see "Determination of the Offering Price". The market price of the Shares may drop below the per share offering price during the Offering and subscriptions for Shares may not be revoked. Therefore, subscribers risk purchasing Shares, which at the time of purchase, have a market value below the subscription price. No escrow will be utilized for funds paid to the Company to purchase Shares in the Offering. Subscribers for Shares in the Rights Offering will not receive interest on the funds submitted with their subscriptions for Shares, and such funds may be held by the Company until the Expiration Date of the Rights Offering, which shall be the latest date for stock issuance for Shares purchased in the Rights Offering. Subscribers for Shares in the Public Offering will not receive interest on the funds submitted upon the call of their subscription for Shares, and such funds may be held by the Company until the Expiration Date of the Public Offering including any extension thereof, which shall be the latest date for stock issuance for Shares purchased in the Public Offering. The Offering is not conditioned on the sale of a minimum number of Shares.




         The Company has an agreement with Community Banc Investments, Inc. for it to act as underwriter in connection with the Public Offering of the Shares on a best efforts basis. Community Banc Investments, Inc. is not required to sell any specific number or dollar amount of the Shares but will use its best efforts within the State of Ohio to sell the Shares remaining after the Rights Offering.



         The following table shows the price for the Shares and the proceeds the Company expects to receive. The amount of the total proceeds to be received by the Company that is shown in the table assumes that all 24,800 Shares are sold. This may not happen.


         INVESTMENT IN THESE SECURITIES INVOLVES RISK. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" AT PAGE 10.



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OFFERED HEREBY ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY OR COMPANY. THE FEDERAL DEPOSIT INSURANCE CORPORATION HAS NOT PASSED, AND DOES NOT PASS, UPON THE MERITS OF THESE OR ANY OTHER SECURITIES NOR DO THEY PASS UPON THE ACCURACY OR COMPLETENESS OF ANY PROSPECTUS OR OTHER SELLING LITERATURE.

------------------------------------------------------------------------------------------------------------
                                              Underwriting
                    Price To                  Discounts and
                     Public                    Commission              Proceeds To Company(1)
                     ------                    ----------              ----------------------
Per Share                $47                          $2                               $45
Total             $1,165,600                     $34,968                        $1,130,632
------------------------------------------------------------------------------------------------------------

   Notes:
(1) These amounts reflect payment of the underwriter's commission for the sale of all the Shares. The underwriter's commission is $2.00 per share sold but limited to a maximum of 3% of the total offering price.



        The date of this Prospectus is December 8, 1998.




         NOTICE TO OHIO INVESTORS: A REGISTRATION STATEMENT CONCERNING THE SHARES HAS BEEN FILED WITH THE OHIO DIVISION OF SECURITIES PURSUANT TO SECTION 1707.06(A)(1) OF THE OHIO REVISED CODE. THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED AS AN INVESTMENT FOR ANY OHIO RESIDENT BY THE OHIO DIVISION OF SECURITIES, NOR HAS THE DIVISION PASSED UPON THE ACCURACY OF THIS PROSPECTUS.




         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS

Prospectus Summary                                                             6
Risk Factors                                                                  10
The Company                                                                   13
Use of Proceeds                                                               13
Market for Common Equity and Dividends                                        13
Capitalization                                                                14
Determination of Offering Price                                               15
Dilution                                                                      15
Plan of Distribution                                                          16
Legal Proceedings                                                             18
Description of the Common Shares                                              18
Information about Ohio State Bancshares, Inc.                                 23
Executive Compensation and Other Information                                  24
Certain Transactions                                                          26
Directors, Executive Officers and Share Ownership                             26
Management's Discussion and Analysis of Financial Condition
     and Results of Operations                                                27
Comparative Summary of Selected Financial Data                                28
Supervision and Regulation                                                    29
Indemnification                                                               33
Legal Opinions                                                                35
Experts                                                                       35

Financial Statements                                                   Annex F-1

FORWARD-LOOKING STATEMENTS

         CERTAIN STATEMENTS THROUGHOUT THIS PROSPECTUS REGARDING THE COMPANY'S FINANCIAL POSITION, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF COMPANY MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS RATHER THAN HISTORICAL OR CURRENT FACTS. WHEN USED IN THIS PROSPECTUS, WORDS SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT, IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF THE COMPANY'S MANAGEMENT AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. SUCH STATEMENTS ARE INHERENTLY UNCERTAIN, AND THERE CAN BE NO ASSURANCE THAT THE UNDERLYING ASSUMPTIONS WILL PROVE TO BE VALID. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, SUCH AS THOSE DISCLOSED UNDER "RISK FACTORS," INCLUDING BUT NOT LIMITED TO COMPETITIVE FACTORS AND PRICING PRESSURES AFFECTING THE COMPANY, CHANGES IN LEGAL AND REGULATORY REQUIREMENTS, TECHNOLOGICAL CHANGE, PRODUCT DEVELOPMENT RISKS AND GENERAL ECONOMIC CONDITIONS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF THE COMPANY WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO THESE AND OTHER RISKS, UNCERTAINTIES AND ASSUMPTIONS RELATING TO THE OPERATIONS, RESULTS OF OPERATIONS, GROWTH STRATEGY AND LIQUIDITY OF THE COMPANY. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THIS PARAGRAPH. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE COMPANY'S FINANCIAL POSITION, BUSINESS STRATEGY, FUTURE OPERATIONS, AND THE VALUE OF THE SHARES ARE INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the financial statements and other information included elsewhere in this Prospectus.

The Company

         Ohio State Bancshares, Inc., an Ohio corporation, is a registered bank holding company headquartered in Marion, Ohio. The principal business of the Company is presently to operate The Marion Bank (the "Bank"), which is a wholly owned subsidiary and the Company's principal asset. The Bank conducts a general commercial banking business through its 2 full-service banking offices located in Marion County. Marion County has long been an important industrial center and is located 45 miles north of Columbus, Ohio. Among the Company's strategic goals are the expansion of its operations, particularly by lending into new markets in adjoining counties. The Company's mailing address is 111 S. Main Street, Marion, Ohio 43302 and its telephone number is (740) 387-2265.


         As of September 30, 1998, the Company had consolidated total assets of approximately $55.9 million, deposits of approximately $51.6 million and shareholders' equity of approximately $3.9 million. The Company and its predecessor, Bank, have paid cash dividends on their Common Shares for five (5) consecutive years.


         Through its subsidiary Bank, the Company offers a broad range of lending and deposit services to individual, governmental and commercial customers. The Company's headquarters and the main office of the Bank are located in downtown Marion, Ohio. The Bank's loan portfolio is diversified among commercial, real estate, and installment lending. The Bank is not dependent upon any single industry or business for its banking opportunities.

The Offering


Securities Offered............................................Subscriptions for 24,800 common shares $10 par value
                                                              (the "Shares") in the Company at a subscription price
                                                              of $45 per Share in the Rights Offering and $47 per
                                                              Share in the Public Offering.

Shares Outstanding/Authorized.................................The Company had 121,200 Shares issued and outstanding as of December 1, 1998. Assuming full subscription of
                                                              the Offering, the Company will have 146,000 Shares
                                                              issued and outstanding subsequent to the offering,
                                                              assuming the Offering is fully subscribed.  The
                                                              Company has 500,000 Shares authorized as of the date
                                                              hereof.

Preemptive Rights - Rights Offering...........................Pursuant to resolution of the Board of Directors, each shareholder has the right to purchase their pro
                                                              rata portion of 24,800 shares offered by the Company
                                                              in the Offering ("Right").  Shareholders will be
                                                              entitled to purchase one Share at $45 per share
                                                              pursuant to such Right for every 4.8871 shares of
                                                              stock held by them as of December 1, 1998.
                                                              Fractional shares will not be issued.  Rights will be
                                                              rounded downward to the nearest whole Share.  Rights
                                                              are nontransferable.  This preemptive right to
                                                              purchase shares offered in this Offering is referred
                                                              to throughout this Prospectus as the "Rights
                                                              Offering."

Public Offering...............................................The Company will offer any Shares not purchased in the Rights Offering to the public at $47 per share.
                                                              The Public Offering will remain open until closed by
                                                              the Board of Directors of the Company (the "Closing")
                                                              which Closing may be at any time prior to the
                                                              Expiration Date of the Public Offering.  In
                                                              connection with the Public Offering, the minimum
                                                              subscription which will be accepted is 100 shares.
                                                              Shares offered in the Public Offering outside of the
                                                              State of Ohio will only be offered to existing
                                                              shareholders of the Company. The Shares offered to
                                                              the public are referred to throughout this
                                                              Prospectus as the "Public Offering."


Expiration Date of the Rights Offering........................The Rights Offering will expire on January 31, 1999.
                                                              Thereafter, current shareholders will have no further
                                                              preemptive rights to purchase Shares in this Offering,
                                                              but will have the option of subscribing, subject to
                                                              sale to others, in the Public Offering.

Expiration Date of the Public Offering........................The Public Offering will expire at the earlier of:
                                                              (i) a date determined at the direction of the Board
                                                              of Directors of the Company; or (ii) March 31, 1999,
                                                              unless extended by the Company which shall be not
                                                              later than June 30, 1999.

Manner of Subscribing.........................................CURRENT SHAREHOLDERS
                                                              Any current shareholder of the company interested in
                                                              purchasing additional shares pursuant to the rights
                                                              offering should execute and return to the company the
                                                              enclosed rights subscription agreement together with
                                                              a check in the full amount of the shares to be
                                                              purchased in the rights offering. Shareholders who
                                                              desire to purchase shares in excess of their
                                                              allowable pro rata amount in the rights offering
                                                              should follow the following instructions for
                                                              noncurrent shareholders as to the amounts to be
                                                              purchased in excess of the Rights Offering.

                                                              PERSON NOT CURRENTLY A SHAREHOLDER
                                                              A prospective investor interested in purchasing
                                                              Shares of the Company should complete and execute the
                                                              Subscription Agreement delivered with this Prospectus
                                                              and return it to the Company.  The Subscription
                                                              Agreement obligates the Investor to deliver a check
                                                              in the full amount of the purchase price of the
                                                              subscribed for Shares upon call by the Company at any
                                                              time prior to and including the Closing. All checks
                                                              should be made payable directly to Ohio State
                                                              Bancshares, Inc.


Use of Proceeds...............................................The estimated net proceeds of approximately
                                                              $1,130,632 to be realized by the Company will be used
                                                              for general corporate purposes including the further
                                                              capitalization of the Company and for potential
                                                              acquisitions.

Closing.......................................................The Offering will be closed at the direction of the
                                                              Board of Directors at any time after the Expiration
                                                              Date of the Rights Offering and on or prior to March
                                                              31, 1999, unless extended by the Company, which
                                                              extended date shall not be later than June 30, 1999.


                                  RISK FACTORS

         An investment in the Shares of the Company involves certain significant risks, many of which are beyond the control of the Company and represent contingencies that cannot be reliably estimated. Investment in the Shares is suitable only for persons who have no need for liquidity in their investments. Among other aspects of this Offering, potential investors should consider carefully the following factors, which discussion is meant to be a summary of the material but not all of the risk factors involved in a purchase of the Shares.

MARKETABILITY OF THE SHARES

         As of the date hereof, shares of the Common Stock of the Company trade infrequently and there can be no assurance that a broader public market subsequently will develop, notwithstanding the desire of the Company that the same exist. While legally the Company will be in a position to purchase Shares from time to time, the ability to do so will be limited by the available capital of the Company and regulatory requirements. This will restrict the ability of an investor to shift his investment in the Shares to an alternative investment in the future. Given the lack of a ready market for the Shares, holders of the Shares may need to find their own buyers of their Shares if they want to sell such Shares.

SHARES ELIGIBLE FOR FUTURE SALE; DILUTION


         Shares of Company common stock eligible for future sale could have a dilutive effect on the market for the common stock of the Company and could adversely affect the market price. The Articles of Incorporation of the Company authorize the issuance of 500,000 shares of Common Stock, of which approximately 121,200 shares were outstanding at December 1, 1998. The issuance of additional shares of Company common stock in the future could adversely affect the market price of the Shares.



POTENTIAL FOR ASSESSMENT OF BANK SHARES

         Under banking laws of the State of Ohio, shares of banks are subject to assessment if the bank's capital becomes impaired from losses or other causes and the Ohio Division of Financial Institutions orders such assessment. In the event of failure to pay such assessment, the shares of the Bank may be subject to auction by the Ohio Division of Financial Institutions to satisfy the assessment. While the Company's Shares would not be directly assessable, in the event that the Company is required to invest more funds in its subsidiary, the Company may not have the funds available to do so and may need to acquire additional funds for that purpose from its shareholders, equity markets or through loans, which funds may not be available at that point in time.

EXISTING COMPETITION IN THE MARKET AREA

         Bank holding companies and their subsidiary banks are subject to vigorous and intense competition from various financial institutions and other "nonbank" or non-regulated companies or firms that engage in similar activities. The Bank competes for deposits with other commercial banks, savings banks, savings and loan associations, insurance companies and credit unions, as well as issuers of commercial paper and other securities, including shares in mutual funds. In making loans, the Bank competes with other commercial banks, savings banks, savings and loan associations, consumer finance companies, credit unions, insurance companies, leasing companies and other nonbank lenders.

         The Company and the Bank compete not only with financial institutions in Ohio but also with a number of large out-of-state and foreign banks, bank holding companies and other financial and nonbank institutions. Some of the financial and other institutions operating in the same market are engaged in national and international operations and have more assets and personnel than the Company and the Bank. Some of the Bank's competitors are not subject to the extensive bank regulatory structure and restrictive policies which apply to the Company and the Bank.

         The principal factors in successfully competing for deposits are convenient office locations, flexible hours, competitive interest rates and services, while those relating to loans are competitive interest rates, the range of lending services offered and lending fees. The Company believes that the local character of the Bank's business and its community bank management philosophy enables it to compete successfully in its respective market area. However, it is anticipated that competition will continue to increase in the years ahead.

FINANCIAL CONDITION OF COMPANY DEPENDENT UPON BANK OPERATIONS

         The financial health of the Company will be directly related to the financial health of the Bank. The financial health of the Bank may be adversely affected by detrimental changes in federal or state laws, the national monetary and fiscal policies and international, national and/or local economic conditions. Such laws, policies or conditions could have material and adverse effects upon the Bank.

DEPENDENCE ON MANAGEMENT

         The Company and the Bank are, and for the foreseeable future will be, dependent primarily upon the services of Gary E. Pendleton, the President of the Company and the Bank. If the services of Mr. Pendleton or other key officers to be hired by the Bank were to become unavailable to the Company or the Bank for any reason, or if the Company or the Bank were unable to hire highly qualified and experienced personnel either to replace Mr. Pendleton or any other experienced employee, or to adequately staff the anticipated growth of the Bank, the operating results of the Company and the Bank could be aversely affected.

IMPACT OF INTEREST RATES

         The results of operations for financial institutions, including the Bank, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. The Bank's profitability is in part a function of the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. In the early 1990s, many banking organizations experienced historically high interest rate spreads. More recently, interest rate spreads have generally narrowed due to changing market conditions and competitive pricing pressure, and there can be no assurance that such factors will not continue to narrow interest rate spreads or that the higher interest rate spreads will return. Like most banking institutions, the Bank's net interest spread and margin will be affected by general economic conditions and other factors that influence market interest rates and the Bank's ability to respond to changes to such rates. At any given time, the Bank's assets and liabilities will be such that they are affected differently by a given change in interest rates. As a result, an increase or decrease in rates could have a material adverse effect on the Bank's net income, capital and liquidity. While management takes measures to mitigate interest rate risk, there can be no assurance that such measures will be effective in minimizing the exposure to interest rate risk.

NEED FOR TECHNOLOGICAL CHANGE

         The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Company's future success will depend in part on its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in the Bank's operations. Many of the Bank's competitors have substantially greater resources to invest in technological improvements. Such technology may permit competitors to perform certain functions at a lower cost than the Bank. There can be no assurance that the Bank will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to its customers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation and provisions of the Ohio Revised Code provide for the indemnification of its officers and directors and, thereby, insulate its officers and directors from liability for certain breaches of the duty of care. It is possible that the indemnification obligations imposed under these provisions could result in a charge against the Company's earnings and thereby affect the market value of the Company's stock and the availability of funds for payment of dividends to the Company's shareholders.

ANTITAKEOVER PROVISIONS

         The Articles of Incorporation and Code of Regulations of the Company contain provisions which could discourage the acquisition of control of the Company without the consent of the Board of Directors. The number of Shares purchased now or in the future by the Company's management, may have a similar effect. Such provisions also are designed to protect management and the Board of Directors and may restrict shareholders from selling their shares to third parties. These factors may have an adverse effect upon the value of the Shares acquired hereunder.

                                   THE COMPANY

         The Company commenced operations in May 1996 with the reorganization of the Bank into a bank holding company. The Bank was organized in 1988 and is a full-service bank offering a wide range of commercial and personal banking services to customers in Marion County, Ohio, and adjoining counties. As a locally owned and managed banking company in Marion County, the Bank seeks to respond to its customers' banking needs by providing timely, local banking decisions. Among the Company's strategic goals are the expansion of its operations, particularly by lending into new markets in adjoining counties, and through acquisition of other community banks.

         Bank has 2 modern, full-service offices located in Marion County. The Company's headquarters and the main office of Bank are located in downtown Marion, Ohio, 111 S. Main Street, Marion, Ohio 43302, and its telephone number is (740) 387-2265.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Shares offered hereby are estimated to be $1,130,632. The net proceeds will be used to support the anticipated growth of the Company, particularly for possible future acquisitions. The Company has no present understanding or agreement with respect to any particular acquisition.


                     MARKET FOR COMMON EQUITY AND DIVIDENDS

         The common stock of the Company, and of the Bank preceding formation of the Company, trades infrequently and is not traded on any established securities market. Parties interested in buying or selling the Company's stock are generally referred to Community Banc Investments, New Concord, Ohio (CBI).

         For 1998 year-to-date, 1997 and 1996, bid and ask quotations were obtained from CBI which makes a limited market in the Company's stock. The quotations are inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

     1996(1)                Low Bid           High Bid              Low Ask             High Ask
     ----                    -------           --------              -------             --------

     1st Qtr.              $     30.00      $      30.00        $       32.00         $      32.00
     2nd Qtr.                    30.00             30.00                32.00                32.00
     3rd Qtr.                    30.00             31.00                32.00                33.00
     4th Qtr.                    31.00             33.50                33.00                35.50


     1997(1)                Low Bid           High Bid              Low Ask             High Ask
     ----                    -------           --------              -------             --------
     1st Qtr.              $     34.50      $      34.50        $       36.50         $      36.50
     2nd Qtr.                    34.50             35.50                36.50                37.50
     3rd Qtr.                    35.50             35.50                37.50                37.50
     4th Qtr.                    35.50             37.00                37.50                39.00

     1998(1)                Low Bid           High Bid              Low Ask             High Ask
     ----                    -------           --------              -------             --------
     1st Qtr.              $     37.00         $   39.00           $    39.00            $   41.00
     2nd Qtr.                    39.00             39.00                41.00                41.00
     3rd Qtr.                    41.00             43.00                43.00                45.00

     (1) All information presented above relates to the Company for the period since its formation and to the Bank for the periods prior to formation of the Company.

         Management does not have knowledge of the prices paid in all transactions and has not verified the accuracy of those prices that have been reported. Because of the lack of an established market for the Company's stock, these prices may not reflect the prices at which the stock would trade in an active market.

         No shares of the Company's common stock are subject to outstanding options or warrants to purchase, or securities convertible into, shares of the Company's common stock. As of September 30, 1998, directors and executive officers of the Company beneficially owned 55,784 shares of common stock of the Company which could be sold by them in the manner provided for the sale of securities by affiliates under Rule 144 of the Commission. No agreement exists for the Company to register its common stock held by any shareholder.



         The Company has 500,000 authorized and 121,200 outstanding shares of common stock held by approximately 476 shareholders as of December 31, 1997. The Company paid a $0.25 per share dividend in June and December 1998, resulting in total dividends per share of $.50 in 1998. The Company paid cash dividends of $0.20 per share in June and December of 1997 and 1996, resulting in a total amount of $0.40 per share in each of 1997 and 1996. The Company's ability to pay future dividends is dependent on the ability of the Bank to pay dividends to the Company. The Bank's ability to pay dividends is subject to certain regulatory limits and oversight. See "Supervision and Regulation."


                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of the Company at September 30, 1998, and as adjusted for the issuance and sale of the Shares offered hereby and the application of the net proceeds thereof (see "Use of Proceeds"). The table below assumes the full subscription of the Rights Offering. There is no minimum aggregate offering amount.


                                                                             September 30, 1998
                                                                             ------------------
                                                                         Actual       Pro Forma Adjusted(l)
                                                                         ------       ---------------------

Shareholders' Equity:
  Common shares, $10 par value, 500,000
  shares authorized; 121,200 issued and outstanding                   $1,212,000

  Common shares, $10 par value, 500,000 shares
  authorized; 146,000 shares issued and outstanding                                         $1,460,000

  Additional paid-in capital                                           1,831,227             2,661,227

  Retained earnings                                                      806,307               806,307

  Unrealized loss on securities                                           28,034                28,034
  available for sale, net of tax                                      ----------            ----------

  Total shareholders' equity                                          $3,877,568            $4,955,568
                                                                      ==========            ==========


(1) Net of underwriting commission and additional estimated expenses of approximately $38,000 for offering, consulting, legal and accounting fees, printing costs and filing fees with federal and state securities authorities.

                         DETERMINATION OF OFFERING PRICE

         The Board of Directors considered several factors in setting the per share offering price of the Shares. The Shares of the Company are traded on a limited basis in the over-the-counter market. In determining the per share offering price, the Board of Directors took into account the prices at which recent trades have taken place in the Company's Shares. Additionally the Board considered the historical financial performance of the Company, including its dividend payment history as well as management's perception that there is an existing demand to purchase Shares of the Company by existing and prospective shareholders. For additional information regarding the prices at which Shares have traded and information regarding historical dividends, see "MARKET FOR COMMON EQUITY AND DIVIDENDS."


                                    DILUTION


         Shareholders who do not participate on a pro rata basis, in the Rights Offering, will experience dilution in ownership. Assuming the full subscription of the Rights Offering had occurred on September 30, 1998, a purchaser of Shares in the Rights Offering would have paid a premium of $11.06 per share on the Shares purchased at a price of $45, or an approximately 32.59 percent premium over the pro forma book value of such share of $33.94.

                              PLAN OF DISTRIBUTION



         The Company is offering to its shareholders of record (the "Shareholders"), as of the close of business on December 1, 1998 (the "Record Date"), the preemptive right to subscribe for 24,800 Shares at a price of $45.00 per Share, pursuant to the Rights Offering and, to the extent available, to subscribe for additional Shares ("Additional Shares") in the Public Offering at the subscription price of $47.00 per share (the "Subscription Price"). Shareholders will have the Right to purchase one Share, for each 4.8871 Shares owned on the record date pursuant to the Rights Offering. Fractional shares will not be issued. Rights will be rounded downward to the next whole Share. Prospective investors will not have a right to a return of funds paid to the Company.




         The Shares not purchased pursuant to the Rights Offering are to be offered to the public, subject to a minimum subscription of 100 shares. Shares offered in the Public Offering outside of the State of Ohio will only be offered to existing shareholders of the Company. Community Banc Investments, Inc., ("CBI") will act as the underwriter in Ohio in connection with the Public Offering on a best effort basis. CBI makes a limited market in the Company's stock. The Company has agreed to indemnify CBI against certain liabilities that may be incurred in connection with this Offering, including certain civil liabilities under the Securities Act. A copy of the underwriting agreement between CBI and the Company is on file with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part.



         Rights. Each Shareholder is entitled to subscribe for his pro rata portion of the 24,800 Shares offered by the Company in the Rights Offering. These preemptive rights to subscribe are evidenced by nontransferable Rights. Each Right evidences the total number of Shares to which the Shareholder is entitled to subscribe in the Rights Offering. A shareholder who does not participate in the Rights Offering will experience ownership dilution (see "Dilution"). Officers and Directors, in their capacity as shareholders, will have the same right to purchase Shares in the Rights Offering as all other Shareholders. While there can be no assurance of such, it is expected that the executive officers and Directors of the Company will exercise their Rights to purchase additional Shares of the Company.



         Expiration Date. The Rights Offering expires on January 31, 1999 (the "Expiration Date of the Rights Offering"). The Public Offering will expire (the "Public Offering Expiration Date") at the earlier of: (i) the direction of the Board of Directors of the Company; or (ii) March 31, 1999, unless extended by the Company, which extended date shall not be later than June 30, 1999. Subscribers for Shares would be informed of any such extension, in writing, by the Company.



         Method of Exercising Rights and Payment. Rights to subscribe may be exercised by completing and signing the Rights Subscription Agreement and mailing or delivering it, together with payment in full for all Shares subscribed for under the Rights Offering in the manner indicated below, so as to be received by the Company on or before the Expiration Date of the Rights Offering. Full payment for Shares subscribed for in this Rights Offering is to be made when a subscriber returns his Rights Subscription Agreement to the Company in order to enable the Company to promptly process subscriptions for Shares purchased in the Rights Offering. In the event that payment is less than that required to purchase the number of Shares subscribed for under the Rights Offering, the Company will issue only the number of Shares for which payment is received. There is no minimum subscription required to exercise a Right nor is there any aggregate minimum Offering amount. The Company will accept Rights Subscriptions as they are submitted.

         By Hand Delivery                          By Mail
         ----------------                          -------
         Ohio State Bancshares, Inc.               Ohio State Bancshares, Inc.
         111 S. Main Street                        111 S. Main Street
         Marion, Ohio  43302                       Marion, Ohio  43302
         Attention:  Gary E. Pendleton             Attention: Gary E. Pendleton

         Telephone inquiries should be directed to Gary E. Pendleton of the Company at (740) 387-2265.

         Public Offering. The Company will offer those Shares not purchased in the Rights Offering, to the general public at a price of $47.00 per share (the "Public Offering"). The Company reserves the right to accept or reject, in whole or in part, for any reason, any subscription for Shares tendered to the Company in the Public Offering. A minimum subscription of 100 shares is required in the Public Offering.

         The Company will close the Public Offering at the direction of the Board of Directors (the "Closing") which may be at: (i) that time at which the Offering is fully subscribed for; (ii) March 31, 1999, unless extended by the Board of Directors of the Company, which extended date shall not be later than June 30, 1999; or (iii) such other time as is deemed advisable by the Board of Directors of the Company prior to full subscription of the Offering.

         Method of Subscribing for Shares in Public Offering and Payment. To subscribe for Shares in the Public Offering, complete the Subscription Agreement, sign and return it in the manner indicated below so as to be received by the Company on or before the Expiration Date of the Public Offering. Payment for Shares subscribed for in the Public Offering will be due upon the call of the Company. Because Shares offered in the Public Offering may be oversubscribed, subscribers should not submit payment for such Shares until notified by the Company as to the number of Shares for which the Company has accepted their Subscription Agreement.

         The Subscription Agreement may be executed and mailed or delivered to the Company as follows:

         By Hand Delivery                          By Mail
         ----------------                          -------
         Ohio State Bancshares, Inc.               Ohio State Bancshares, Inc.
         111 S. Main Street                        111 S. Main Street
         Marion, Ohio  43302                       Marion, Ohio  43302
         Attention:  Gary E. Pendleton             Attention: Gary E. Pendleton

         Telephone inquiries should be directed to Gary E. Pendleton of the Company at (740) 387-2265.

         Oversubscription of Public Offering. In the event the Public Offering portion of this Offering is oversubscribed at the Closing of the Offering, the Company will determine on a case by case basis which subscriptions it will accept or reject among the subscribers for Shares. In making its determination, the Company will take into account such factors as the amount of the subscription, other business relationships between the Company (or its subsidiary) and the subscriber, and whether such subscriber is an existing shareholder of the Company. It is the intention of the Company to encourage broad ownership of the Company among persons who live or work in the primary market areas serviced by the Company, or its subsidiary Bank. The Company reserves the right to accept or reject all or a portion of any subscription for Shares.

         Delivery of Share Certificates. As soon as practicable following receipt of a Rights Subscription Agreement and full payment for Shares subscribed for in the Rights Offering is received, certificates for Shares will be mailed or delivered. After the Expiration Date of the Public Offering, and after full payment is received from subscribers for Shares in the Public Offering is received, certificates for Shares will be mailed or delivered as soon as practicable.


         Federal Income Taxes. The Company has received an opinion of Werner & Blank Co., LLP, to the effect that, for federal income tax purposes: (i) neither the receipt nor the exercise of the Rights will result in taxable income to the shareholders; (ii) no deductible loss will be realized if Rights are allowed to expire without exercise; (iii) the tax basis of Shares acquired upon the exercise of Rights or in the Public Offering will be the Subscription Price; and
(iv) there is no allocation of an existing shareholders' tax basis in current Shares held to such Shareholders Rights, whether or not such Rights are exercised, because (based upon the limited time period in which shareholders have the option to exercise their Rights and the fact that the purchase price per share paid upon the exercise of a Right is substantially equal to the per share price of the Shares sold in the Public Offering) the Company has determined that such value is zero. No independent determination of the value of the Rights distributed has been made.



                                LEGAL PROCEEDINGS

         The Company is subject to various pending and threatened lawsuits in which claims for monetary damages are asserted in the ordinary course of business. While any litigation involves an element of uncertainty, in the opinion of management, liabilities, if any, arising from such litigation or threat thereof will not have a material effect on the Company.


                          DESCRIPTION OF COMMON SHARES

General

         The Company is authorized to issue 500,000 Common Shares, $10 par value. As of September 30, 1998, 121,200 Shares were issued and outstanding.

         Holders of Shares are entitled to dividends when and if declared by the Company's Board of Directors out of funds legally available therefore. Voting rights are vested in holders of the Shares, each Share being entitled to one vote. Holders of Shares have cumulative voting rights in electing directors. Holders of Shares also have preemptive rights to subscribe to any additional Shares that the Company may issue. Upon liquidation, holders of Shares are entitled to receive pro rata any assets distributable to shareholders after providing for the payment of creditors.

         All of the Shares currently outstanding are, and the Shares to be issued hereunder will be, validly issued, fully paid and nonassessable.

Antitakeover Provisions

         The Company is an Ohio chartered corporation and as an "issuing public corporation" under the laws of Ohio, is subject to the provisions of the Ohio Control Share Acquisition Statute (the "Control Share Acquisition Statute"). Pursuant to this statute, the purchase of certain levels of voting power of the Company (one-fifth or more, one-third or more, or a majority) can be made only with the prior authorization of at least a majority of the total voting power of the Company and a separate prior authorization of the holders of at least a majority of the voting power held by shareholders other than the proposed purchaser, Officers of the Company and Directors of the Company who are also employees. This law has the effect of deterring certain potential acquisitions of the Company which might be beneficial to shareholders. Further, federal law requires approval of the Board of Governors of the Federal Reserve System before any person or company acquires control of a bank holding company such as the Company.

         In addition, the Company's Amended Articles of Incorporation (the "Articles") provide certain procedures which must be followed before the Company may enter into a "Business Combination" with an "Interested Shareholder." The Articles define the term "Business Combination" to include:

- Any merger or consolidation of the Company or any of its subsidiaries with an "Interested Shareholder";

- Any sale, lease, exchange or other transfer from the Company or any of its subsidiaries to an "Interested Shareholder" of assets with an aggregate Fair Market Value of $2,500,000 or more;

- Any sale or transfer of securities of the Company or any of its subsidiaries to an "Interested Shareholder";

- The acquisition by the Company or any of its subsidiaries of securities of an "Interested Shareholder";

- The adoption of a plan of liquidation or dissolution of the Company proposed by an "Interested Shareholder";

- Any reclassification or recapitalization of securities of the Company which increases the voting power of an "Interested Shareholder. "

         An "Interested Shareholder," as defined in the Articles, includes any person or entity who owns or has beneficial ownership of more than 10 percent of the outstanding Shares. Any "Business Combination" described above which is not approved by a majority of the Directors of the Company, who are unaffiliated with the "Interested Shareholder" and were members of the Board prior to the time that the "Interested Shareholder" became an "Interested Shareholder" ("Continuing Directors"), must be approved by the affirmative vote of the holders of 80 percent of the outstanding Shares. In addition, unless a "Business Combination" is approved by a majority of the "Continuing Directors" or by the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding Shares not held by an "Interested Shareholder" (the "Independent Shareholders"), the Articles provide that the per Share consideration payable to each "Independent Shareholder" in connection with the "Business Combination" must not be less than the sum of: (1) the highest per Share price paid, by the "Interested Shareholder" and (2) the difference between the interest on the per share price calculated at the Treasury Bill rate, from the time an "Interested Shareholder" first became a shareholder until the "Business Combination" has been consummated and the per Share amount of cash dividends paid to the "Independent Shareholder" during the same period. The Articles limit the transactions which any "Interested Shareholder" may enter into with the Company unless a majority of the "Continuing Directors" otherwise approve. Any amendments to the Articles which alter the shareholder approval requirements for the above defined "Business Combination" must also be approved by the Continuing Directors or by the affirmative vote of the holders of at least 66 2/3 percent of the outstanding Shares held by the Independent Shareholders.


         The availability of the authorized and unissued Shares of the Company to be issued into friendly hands with the purpose of diluting a potential acquiror's ownership of the Company may also be determined to have an antitakeover effect. The Company's Articles of Incorporation and Code of Regulations currently contain no other provisions that were intended to be or could fairly be considered as antitakeover in nature or effect. The Board of Directors has no present intention to amend the Articles of Incorporation to add any antitakeover provisions, nor are the above described provisions the result of Management's knowledge of any effort to obtain control of the Company by any means.

Classification of Board of Directors

         The Board of Directors of the Company has been classified by dividing the Directors into three classes. One class of Directors is elected each year for a term of three years, so that the term of office of one class of Directors expires each year.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's Shares is the Bank, the Company's wholly owned subsidiary.

Right of Redemption

         The Company is specifically empowered by its Articles of Incorporation to buy its shares of outstanding common stock from its shareholders.

Liquidation Rights

         In the event of liquidation, holders of common stock of the Company are entitled to certain rights as to assets distributable to shareholders on a pro rata basis, after satisfaction of debts of the Company.

Preemptive Rights

         Holders of common stock of the Company will have the preemptive right to subscribe for or to purchase any additional securities which may be issued by the Company as provided by the Ohio General Business Corporation Law.

         Preemptive rights permit a shareholder to subscribe to a sufficient number of shares so as to maintain their relative pro rata ownership upon the issuance of additional shares by a corporation, except in certain circumstances.

Dissenters Rights

         Shareholders of the Company have dissenters' rights in certain transactions pursuant to Ohio law, which includes certain mergers and consolidations.

Cumulative Voting

         Shareholders of the Company have cumulative voting rights pursuant to Ohio law. The Company may, as permitted by Section 1701.69 of the Ohio Revised Code, propose to shareholders that the Articles of Incorporation of the Company be amended to delete the right to vote cumulatively in the election of Directors. In the event the Company would propose such an amendment to shareholders, all shareholders would be entitled to notice of the proposed amendment as provided by law and such an amendment would be subject to other requirements as to the number of shares which could be voted against the proposed amendment. The adoption of such amendment would require the affirmative vote of the holders of a majority of the stock entitled to vote in the election of Directors.

         A shareholder voting cumulatively may cast the number of shares he owns times the number of Directors to be elected in favor of one nominee or allocate such votes among the nominees as he determines.

Indemnification

         The Company's Articles of Incorporation provide for mandatory indemnification of officers, directors, employees and agents to the fullest extent permitted by Ohio law. Ohio law provides for indemnification in both derivative and nonderivative actions.

         Ohio law generally provides for the payment of expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by the indemnities provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding if he had no reasonable cause to believe his conduct was unlawful.

However, in derivative suits, if the suit is lost, no indemnification is permitted in respect of any claim, issue or matter as to which the prospective indemnitee is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation and then only if, and only to the extent that, a court of competent jurisdiction determines upon view of all the circumstances of the case, the prospective indemnitee is fairly and reasonable entitled to indemnity for such expenses as the court deems proper. Further, this indemnity in derivative suits is limited to expenses incurred in defending the suit, not the amount of any judgment, fine or other penalty levied against the prospective indemnitee. Finally, no indemnification may be provided in any action or suit in which the only liability asserted against a director is pursuant to a statutory provision outlawing loans, dividends, and distribution of assets under certain circumstances.

         The Articles of Incorporation of the Company provide that the Company shall indemnify its past and present directors for personal liability for monetary damages resulting from breach of their fiduciary duty as directors, except in certain instances involving a breach of a director's duty of loyalty to the Company, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability based upon illegal distribution of dividends and liability based upon a transaction from which the Director derived an improper personal benefit.

         The provisions regarding indemnification may not be applicable under certain federal banking and securities laws and regulations.

Dividend Rights

         Dividends may be paid on common stock of the Company as are declared by the Board of Directors out of funds legally available therefor. Dividends may not exceed the surplus of the Company, as defined by the Ohio Business Corporation Act, and may not be declared if the Company is insolvent or would thereby be made insolvent. (See "SUPERVISION, REGULATION AND LEGISLATION--The Company.")


Assessability



         When issued, common stock of the Company is fully paid and nonassessable.


Reports

         The Company's common stock is currently registered under Section 12g of the Securities and Exchange Act of 1934 ("Exchange Act") and therefore the Company files periodic reports as required by the Exchange Act with the SEC. After the Offering, the Company's stock will continue to be registered under
Section 12g of the Exchange Act and the Company will continue to file periodic reports with the Securities and Exchange Commission.

                  INFORMATION ABOUT OHIO STATE BANCSHARES, INC.

Introduction

         The Company commenced operations in May 1996 with the reorganization of the Bank into a bank holding company. The Bank commenced operations in 1988 as an Ohio banking corporation. The Bank is a full-service bank offering a wide range of commercial and personal banking services primarily to customers in Marion County, Ohio and surrounding counties, through its 2 offices. Bank's services include commercial, mortgage and installment loans (particularly auto loans), lease financing, checking accounts, savings accounts, certificates of deposit, safe deposit boxes, traveler's checks, money orders, wire transfers, computer services, MasterCard, VISA, IRAs, Keoghs, and money market investments.

Service Area

         The Bank provides banking services throughout Marion County, Ohio, which has long been an important industrial community in central Ohio. Major companies with significant operations in Marion County, such as GTE and Whirlpool Corporation, continue to provide a strong base for the skilled labor force of Marion County. The Bank is not dependent upon any single industry or business for its banking opportunities. The Company does not have foreign operations.

Competition

         Banking in central Ohio generally and Marion County specifically is highly competitive. The Bank competes with various commercial banks in Marion County, some of which are branches or affiliates of banks or bank holding companies with significantly greater resources than the Company. The Bank also competes with a large number of other financial institutions, such as savings and loan associations, savings banks, insurance companies, consumer finance companies, credit unions and commercial finance and leasing companies, for deposits, loans and service business. Money market mutual funds, brokerage houses and similar organizations provide many of the financial services offered by Bank.

         The Company competes on the basis of the rates of interest charged for loans, the rates of interest paid for funds, the availability of services, the fees charged for services and the local orientation and timeliness of lending decisions.

Employees


         As of September 30, 1998, the Company and the Bank had approximately 23 full-time employees and 5 part-time employees. The Company considers its and the Bank's employee relations to be good. None of the employees are covered by a collective bargaining agreement.

Properties

         The Bank's main office is located at 111 S. Main Street, Marion, Ohio, which houses the executive offices of the Company. In addition, the Bank operates a branch facility at 220 Richland Road, Marion, Ohio. The Bank owns real property used for its main office and leases its Richland Road facility.



                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION


         The Company is required to provide certain summary information concerning compensation paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and the four highest paid executive officers whose base salary and bonus exceeded $100,000, for the fiscal years ended December 31, 1997, 1996, and 1995. As applied to the Company, the Company's Chief Executive Officer's compensation is required to be disclosed as follows:



                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                                                               All Other
Name and Principal Position               Year         Salary($)           Bonus($)       Compensation($)(1)(2)
-------------------------------------------------------------------------------------------------------------------
                                          1997         77,500               26,825                13,238
GARY E. PENDLETON, President              1996         73,990               21,500                24,696
Ohio State Bancshares, Inc.               1995         65,283               21,200                18,767
-------------------------------------------------------------------------------------------------------------------

(1) The Company has provided and plans to continue to provide certain of its executive officers with memberships in various clubs, which are also used primarily for Company business, as well as certain specified life and medical insurance benefits. Portions of the fees and premiums attributable to personal use did not exceed 10 percent of the cash compensation of the Chief Executive Officer.

(2) Includes compensation for attendance at Board meetings while serving as a Director and the Company's 401(k) plan matching amount.


                           CHANGE OF CONTROL AGREEMENT

         Although the Company has no formal written employment contracts, Mr. Pendleton, President and Chief Executive Officer has entered into a "Severance Agreement Due to Change of Control of Ohio State Bancshares, Inc." (the "Change of Control Agreement") with the Company dated August 7, 1991 and amended February 5, 1993. The Change of Control Agreement provides for a payment to Mr. Pendleton of an amount equal to two (2) times his average annual salary during the last five years upon the occurrence of a "Change of Control of the Company. In addition, like payments would be made in the case of an executive's voluntary termination for "good cause" as defined in the Change of Control Agreements including a change in the executive's status, title, position, salary, relocation of the Company's principal executive offices outside a 35 mile radius of Marion or failure to provide comparable benefits to those currently provided. The Change of Control Agreement also provides for the payment of any legal fees by the executive in order to enforce such Change of Control Agreement.

Notwithstanding other provisions of the Change of Control Agreement, a termination of the employee "for cause" as defined in the Change of Control Agreement, would not result in the triggering of the severance or termination benefits under the Change of Control Agreement.

         "Change of Control of the Company" is defined in the Change of Control Agreement to mean: (i) the acquisition by a person or persons acting in concert with the power to vote 33 percent or more of a class of the Company's voting securities; or (ii) during any period of two (2) consecutive years during the term of the Change of Control Agreements individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board, if in the instance mentioned in subparagraphs (i) or (ii), the employment of the executive is terminated involuntarily within one year of such change of control.


                          SUPPLEMENTAL RETIREMENT PLAN

         The Corporation has entered into an Executive Indexed Salary Continuation Plan (Supplemental Plan) with Mr. Pendleton. The purpose of the Supplemental Plan is to supplement Mr. Pendleton's retirement income. Pursuant to the terms of the Supplemental Plan, annually the Company will accrue a nonqualified pension benefit for the benefit of Mr. Pendleton in an amount equal to the excess return earned on a Company owned insurance product (the "Policy") over the Bank's average after tax cost of funds expense as reported for the third quarter of each year. At Mr. Pendleton's retirement he will be entitled to receive the accrued deferred benefits in a lump sum cash payment or on an annuity basis. It is impossible to predict the future value of such deferred compensation due to the uncertainty of the future Policy yield. The Policy is currently valued at $174,376 upon which a guaranteed rate of 4% is called for under its terms. The benefits accrued under the Supplemental Plan are subject to a vesting schedule except in the case of death, disability or a change of control of the Company.

         In addition, contemporaneously with the adoption of the Supplemental Plan, the Corporation and Mr. Pendleton entered into a Split Dollar Life Insurance Agreement which provides for the payment, to Mr. Pendleton's beneficiaries, of 80% of the net-at-risk insurance portion of an insurance policy purchased by the Corporation in connection with the establishment of the Supplemental Plan. As of December 31, 1997, this Split Dollar Life Insurance Agreement would have provided a death benefit of $174,376 to Mr. Pendleton's beneficiaries. The Corporation purchased life insurance for the purpose of funding its obligations under the Supplemental Plan in the event of Mr. Pendleton's death and as an investment vehicle designed to fund the payments to Mr. Pendleton at retirement.

                             DIRECTORS' COMPENSATION

         Directors are paid $300 per month and $100 per month is retained and paid at year end provided Board attendance is not less than 75%. The Chairman of the Board receives $350 per month and $125 per month is retained and paid at year end provided Board attendance is not less than 75%.

                              CERTAIN TRANSACTIONS

         Some of the directors of the Company, as well as the companies with which such directors are associated, are customers of, and have had transactions with the Company (through The Marion Bank) in the ordinary course of the Company's business in 1997. These transactions consisted of extensions of credit in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons. In the opinion of management of the company and its subsidiary, these transactions do not involve more than normal risk of collectibility or present other unfavorable features.

         The Company, through is subsidiary, expects to have in the future, banking transactions, in the ordinary course of its business with directors, officers, principal shareholders, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features.


                DIRECTORS, EXECUTIVE OFFICERS AND SHARE OWNERSHIP

         The following table sets forth, as of September 30, 1998, for each director and executive officer, name, age, principal occupations during the past five years, the year they first became a director, year of expiration of the current term as director, number of shares of the Company beneficially owned by such person, and by all executive officers and Directors of the Company as a group.


                                                                                                       Shares of
                                                                                                        Company
                                                                                                         Stock
                                                                                                      Beneficially

                                                                          Director        Term       Owned as of       % of
       Name               Age            Occupation                        Since         Expires        9-30-98         Class
       ----               ---            ----------                        -----         -------        -------         -----
Samuel J. Birnbaum        81    Director of Real Estate Lodge               1988         2001             600           .50%
                                Keeper, Inc. (Hotel Management)

Lloyd L. Johnston         65    President, Johnston Supply Co.              1989         2001           4,350(2)       3.59%
                               (Wholesale Plumbing Supplies)

F. Winton Lackey          64    Owner, Mid Ohio Packaging Co.               1995         2001             800(1)        .66%

John D. Owens             67    Retired Owner, Owens Electric               1994         2001             400(3)        .33%

Theodore L. Graham        52    Managing Partner, Graham Investment         1991         2000           6,042(4)       4.99%
                                Co. (Warehousing and Real Estate
                                Development)

Lois J. Fisher            49    Owner, Harding Motor Lodge                  1994         2000             550(5)        .45%
                                Marion, Ohio



Thurman R. Mathews        69    Owner, Mathews, Kennedy Ford Lincoln        1994      2000       8,735(6)       7.21%
                                Mercury, Marion

Fred K. White             64    Division Manager, Ohio Edison               1994      2000         218(7)        .18%
                               (electric utility company)

Peter B. Miller           61    President, Pete Miller,                     1997      1999      4,925(8)       4.06%
                                Inc.

William H. Harris         57    Banker, Ohio State Bancshares, Inc.*        1995      1999         522(9)        .43%

Gary E. Pendelton         53    Banker, Ohio State Bancshares, Inc.         1990      1999         750           .62%

Principal Officers and Directors as a Group (11 Persons)                                        27,892         23.01%



*Prior to joining Ohio State Bancshares, Inc. in December of 1994, Mr. Harris was an Assistant Vice President for Star Bank from May of 1992 until he joined Ohio State Bancshares, Inc. Prior to his position with Star Bank Mr. Harris was a mortgage originator for Republic Bank.
(1) Includes 750 shares owned jointly with spouse.
(2) Includes 3,950 shares owned by a controlled company.
(3) Includes 200 shares owned by spouse.
(4) Includes 5,842 shares owned by partnership of which Mr. Graham is a general partner.
(5) Includes 500 shares held in a trust of which Ms. Fisher is the Trustee.
(6) Includes 8,295 shares owned by spouse.
(7) Includes 218 held by a controlled trust.
(8) Includes 4,875 shares held jointly with spouse.
(9) Includes 20 shares jointly owned by spouse, and 452 IRA FBO William H. Harris, DLJSC Custodian.

         Except as described above, the Company has no knowledge that any person, or any "group" as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, owns, as of September 30, 1998, of record or beneficially, more than 5 percent of the outstanding Shares of the Company.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND RESULTS OF OPERATION


         Management's discussion and analysis of the Company's financial condition and results of operation for its fiscal years ended December 31, 1997 and 1996 and the quarter ended September 30, 1998, is set forth in Item 6 of the Company's 10-KSB for its fiscal year ended December 31, 1997, and Item 2 of the Company's 10-QSB for the quarter ended September 30, 1998, which are attached as Annex F-1 to this Prospectus and incorporated in this Prospectus.




Annex F-1 to this Prospectus includes copies of the Company's Form 10-KSB for the Company's fiscal year ended December 31, 1997, and Form 10-QSB for the quarter ended September 30, 1998, as filed with the Commission and which are incorporated in this Prospectus.

                 COMPARATIVE SUMMARY OF SELECTED FINANCIAL DATA as of or for the years ending December 31, (000's except per share data)

                                                  1997          1996          1995         1994         1993
                                                  ----          ----          ----         ----         ----
STATEMENT OF OPERATIONS
  DATA:
Total interest income                          $     3,657   $    3,286   $    3,084   $    2,342   $    2,199
Total interest expense                               1,646        1,540        1,340          819          766
                                               -----------   ----------   ----------   ----------   ----------
Net interest income                                  2,011        1,746        1,744        1,523        1,433
Provision for loan losses                              139          163           82           56          169
                                               -----------   ----------   ----------   ----------   ----------
Net interest income after provision for
  loan losses                                        1,872        1,583        1,662        1,467        1,264
Noninterest income                                     231          241          279          293          278
Noninterest expense                                  1,630        1,465        1,513        1,435        1,338
                                               -----------   ----------   ----------   ----------   ----------
Income before income taxes                             473          359          428          325          204
Provision for income taxes                             126          100           55           --           --
                                               -----------   ----------   ----------   ----------   ----------
Net income                                     $       347   $      259   $      373   $      325   $      204
                                               ===========   ==========   ==========   ==========   ==========

PER SHARE DATA:
Basic and diluted earnings
  per common share                             $      2.86   $     2.14   $     3.08   $     2.68   $     1.69
Book value per share at year-end                     29.40        26.62        25.22        19.69        19.97
Cash dividends per share                              0.40         0.40         0.30         0.20         0.10
Number of shares used in net income
  per share calculations                           121,200      121,200      121,200      121,200      121,200

BALANCE SHEET DATA:
Total assets                                   $    49,794   $   43,056   $   41,744   $   34,836   $   31,465
Total securities                                    10,009       10,719       13,703        9,019        9,054
Total net loans                                     34,396       27,573       22,861       20,963       17,535
Allowance for loan losses                              311          281          252          265          339
Total deposits                                      45,909       39,469       38,291       32,258       28,950
Shareholders' equity                                 3,563        3,226        3,057        2,387        2,420

OPERATING RATIOS:
Total net loans to total deposits                    74.92%       69.86%       59.70%       64.99%       60.57%
Total shareholders' equity to total assets            7.16         7.49         7.32         6.85         7.69
Average shareholders' equity
  to average assets                                   7.42         7.43         7.33         7.66         7.92
Return on average equity                             10.26         8.32        13.38        13.22         8.71
Return on average assets                              0.76         0.62         0.98         1.01         0.69
Dividend payout ratio                                13.98        18.69         9.75         7.47         5.93
Total interest expense to interest income            45.02        46.86        43.45        34.97        34.83
Allowance for loan losses
  to total loans                                      0.90         1.01         1.09         1.25         1.93

Average assets                                 $    45,598   $   41,994   $   37,992   $   32,073   $   29,604
Average shareholders' equity                         3,383        3,119        2,786        2,458        2,346

 Averages used herein, unless indicated otherwise, are based on daily averages.

                           SUPERVISION AND REGULATION

         The following is a summary of certain statutes and regulations affecting the Company. This summary is qualified in its entirety by such statutes and regulations.

The Company

         The Company is a registered bank holding company under the Bank Holding Company Act of 1956 (the "Banking Act") as amended, and as such is subject to regulation by the Federal Reserve Board ("FRS"). A bank holding company is required to file with the FRS annual reports and other information regarding its business operations and those of its subsidiaries. A bank holding company and its subsidiary banks are also subject to examination by the FRS.

         The Banking Act requires every bank holding company to obtain the prior approval of the FRS before acquiring substantially all the assets of any bank or bank holding company or ownership or control of any voting shares of any bank or bank holding company, if, after such acquisition, it would own or control, directly or indirectly, more than five percent (5%) of the voting shares of such bank or bank holding company. The Banking Act currently permits bank holding companies from any state to acquire banks and bank holding companies in any other state, subject to certain conditions, including certain nationwide and state-imposed concentration limits. Bank holding companies have the ability, subject to certain restrictions, including state opt-out provisions, to acquire by acquisition or merger branches outside their home state. The establishment of new interstate branches also is possible in those states that expressly permit it. Competition may increase further as banks branch across state lines and enter new markets. (See "Recent Legislation.")

         The Banking Act does not place territorial restrictions on the activities of nonbank subsidiaries of a bank holding company.

         In approving acquisitions by bank holding companies of companies engaged in banking-related activities, the FRS considers whether the performance of any such activity by a subsidiary of the holding company reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, which outweigh possible adverse effects, such as overconcentration of resources, decrease of competition, conflicts of interest, or unsound banking practices.

         Bank holding companies are restricted in, and subject to, limitations regarding transactions with subsidiaries and other affiliates.

         In addition, bank holding companies and their subsidiaries are prohibited from engaging in certain "tie in" arrangements in connection with any extensions of credit, leases, sales of property, or furnishing of services.

Bank

         The Bank is regulated by the Ohio Division of Financial Institutions ("ODFI") as an Ohio state chartered bank. Additionally, Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC") as a state non-member bank. The deposits of Bank are insured by the FDIC.

Capital

         The FRS, ODFI, and FDIC require banks and holding companies to maintain minimum capital ratios.


         The banking regulatory agencies have adopted risk-based capital guidelines. These ratios involve a mathematical process of assigning various risk weights to different classes of assets, then evaluating the sum of the risk-weighted balance sheet structure against the Company's capital base. The rules set the minimum guidelines for the ratio of capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) at 8%. At least half of the total capital is to be composed of common equity, retained earnings, and a limited amount of perpetual preferred stock less certain goodwill items ("Tier 1 Capital"). The remainder may consist of a limited amount of subordinated debt, other preferred stock, or a limited amount of loan loss reserves. At September 30, 1998, the Bank's risk-adjusted Tier 1 Capital and total capital, as defined by the regulatory agencies were 9.05% and 9.87% of risk-weighted assets, respectively.




    In addition, banking regulatory agencies have adopted leverage capital guidelines for banks and bank holding companies. Under these guidelines, banks and bank holding companies must maintain a minimum ratio of three percent (3%) Tier 1 to total assets. As of September 30, 1998, the Bank's core leverage ratio was 7.02%, well above the regulatory minimum.


         Regulatory authorities may increase such minimum requirements for all banks and bank holding companies or for specified banks or bank holding companies. Increases in the minimum required ratios could adversely affect the Bank and the Company, including their ability to pay dividends.

Additional Regulation

         The Bank is also subject to federal regulation as to such matters as required reserves, limitation as to the nature and amount of its loans and investments, regulatory approval of any merger or consolidation, issuance or retirement by the Bank of its own securities, limitations upon the payment of dividends and other aspects of banking operations. In addition, the activities and operations of the Bank are subject to a number of additional detailed, complex and sometimes overlapping laws and regulations. These include state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth-in-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Truth in Savings Act, the Community Reinvestment Act, antiredlining legislation and antitrust laws.

Dividend Regulation

         The ability of the Company to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary. Generally, an Ohio state chartered bank may not declare a dividend, without the approval of the ODFI, if the total of dividends declared by such bank in a calendar year exceeds the total of its net profits for that year combined with its retained profits of the preceding two years.

Government Policies and Legislation

         The policies of regulatory authorities, including the FRS, ODFI, FDIC and the Depository Institutions Deregulation Committee, have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. An important function of the FRS is to regulate aggregate national credit and money supply through such means as open market dealings in securities, establishment of the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. Policies of these agencies may be influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and fiscal policies of the United States government.

         The United States Congress has periodically considered and adopted legislation which has resulted in further deregulation of both banks and other financial institutions, including mutual funds, securities brokerage firms and investment banking firms. No assurance can be given as to whether any additional legislation will be adopted or as to the effect such legislation would have on the business of Bank or the Company.

Recent Legislation

         On September 29, 1994, the Reigle/Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") was signed into law. The Interstate Act effectively permits nationwide banking. The Interstate Act provides that one year after enactment, adequately capitalized and adequately managed bank holding companies may acquire banks in any state, even in those jurisdictions that currently bar acquisitions by out-of-state institutions, subject to deposit concentration limits. The deposit concentration limits provide that regulatory approval by the Federal Reserve Board may not be granted for a proposed interstate acquisition if after the acquisition, the acquirer on a consolidated basis would control more than 10% of the total deposits nationwide or would control more than 30% of deposits in the state where the acquiring institution is located. The deposit concentration state limit does not apply for initial acquisitions in a state and in every case, may be waived by the state regulatory authority. Interstate acquisitions are subject to compliance with the Community Reinvestment Act ("CRA"). States are permitted to impose age requirements not to exceed five years on target banks for interstate acquisitions. States are not allowed to opt-out of interstate banking.

         Branching between states may be accomplished either by merging separate banks located in different states into one legal entity, or by establishing de novo branches in another state. Consolidation of banks was not permitted until June 1, 1997, provided that the state had not passed legislation "opting-out" of interstate branching. If a state opted-out prior to June 1, 1997, then banks located in that state may not participate in interstate branching. A state could have opted-in to interstate branching by bank consolidation or by de novo branching by passing appropriate legislation earlier than June 1, 1997. Interstate branching is also subject to a 30% statewide deposit concentration limit on a consolidated basis, and a 10% nationwide deposit concentration limit. The laws of the host state regarding community reinvestment, fair lending, consumer protection (including usury limits) and establishment of branches shall apply to the interstate branches. The State of Ohio opted-in to the legislation in May of 1997.

         De novo branching by an out-of-state bank is not permitted unless the host state expressly permits de novo branching by banks from out-of-state. The establishment of an initial de novo branch in a state is subject to the same conditions as apply to initial acquisition of a bank in the host state other than the deposit concentration limits.

         The FDIC, together with the Federal Reserve, the ODFI and the Office of Thrift Supervision (the "OTS"), have established rules implementing the requirement that the federal banking agencies establish operational and managerial standards to promote the safety and soundness of federally insured depository institutions. The guidelines establish standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits. In general, the guidelines prescribe the goals to be achieved in each area, and each institution is responsible for establishing its own procedures to achieve those goals. If an institution fails to comply with any of the standards set forth in the guidelines, the institution's primary federal regulator may require the institution to submit to a plan for achieving and maintaining compliance. Failure to submit an acceptable plan, or failure to comply with a plan that has been accepted by the appropriate regulator, would constitute grounds for further enforcement action.

         Federal and state regulatory agencies have adopted new regulations under the Community Reinvestment Act ("CRA"). Under the new regulations, an institution's performance in meeting the credit needs of its entire community, including low and moderate income areas, as required by the CRA, is generally evaluated under three tests: the "lending test," which considers the extent to which the institution makes loans in the low and moderate income areas of its market; the "service test," which considers the extent to which the institution makes branches accessible to low and moderate income areas of its market and provides other services that promote credit availability; and the "investment test," which considers the extent to which the institution invests in community and economic development activities. The Bank had a satisfactory CRA rating as of its latest examination.

Proposed Legislation

         In addition to the above, there have been proposed a number of legislative and regulatory proposals designed to strengthen the federal deposit insurance system and to improve the overall financial stability of the U.S. banking system. It is impossible to predict whether or in what form these proposals may be adopted in the future, and if adopted, what their effect would be on the Company. The United States Congress has also periodically considered and adopted legislation which has resulted in and could result in further deregulation of both banks and other financial institutions. Such legislation could place the Company in more direct competition with other financial institutions, including mutual funds, credit unions, insurance companies and securities brokerage firms. No assurance can be given as to whether any additional legislation will be enacted or as to the effect of such legislation on the Company.

Year 2000

         As a financial institution the Company is subject to the potential risks to the financial services industry and the Company's business specifically, of the "Y2K" issue. The Y2K issue is the acronym and terminology currently utilized to describe a wide variety of application specific potential technological problems inherent in computer software which is designed to read only a 2 digit annual date position. Many software packages currently employed by the financial services industry as well as by industries which provide products and services which may effect the financial services industry, either directly or indirectly through suppliers, customers, and other persons, are not able to identify the advent of the year 2000 as "00." Therefore, there is wide spread concern over the risks posed to the financial services industry which is both highly automated and dependent upon information processing technology. Concerns include but are not limited to possible erroneous checking account transactions, interest calculations or payment schedules. Similarly Y2K issues extend to possible problems with ATM systems or credit and debit cards. The potential problems do not end at financial systems. Any machine or device controlled by a computer is susceptible to the Y2K problem. The financial impact to the industry as a whole to address Y2K could be substantial. The Securities and Exchange Commission as well as all banking regulatory agencies have alerted companies under their respective jurisdictions to consider and address the risks posited by Y2K and to disclose where appropriate the specific impact of Y2K on the Company.


         The Company has developed a written Y2K Compliance Program which has been adopted by the Company's Board of Directors. The Company and its subsidiary bank have been subject to examination by the FDIC regarding Y2K and have not been made aware of any material deficiency as a result of such examination. In January 1998, a committee of the Company's corporate officers was formed to identify all software systems, equipment and vendors that could possibly be affected by the Year 2000 century change, devise a detailed testing and confirmation system that will ensure that all affected systems are tested or certified by the vendor and develop contingency plans including the possibility of changing vendors for any application that the Company is unable to test or certify to be Year 2000 complaint.

         Management has evaluated the Company's computer hardware and software and has contacted the companies that supply or service the Company's computer-operated or -dependent systems to obtain confirmation that each such system that is material to the operations of the Bank is either currently Year 2000 compliant or is expected to be Year 2000 compliant. The Bank uses software of a nationally recognized software provider that specializes in financial institutions which somewhat mitigates the risk associated with the Year 2000 issue. As of September 30, 1998, the Company has incurred costs of approximately $60,000 related to Year 2000 compliance. The primary expenditures have been for upgraded teller software and new personal computers. Management estimates another $40,000 will be expended in 1999 for onsite and offsite software testing and additional personal computers. With respect to systems that cannot presently be confirmed as Year 2000 compliant, management will continue to work with the appropriate supplier or servicer to ensure that all such systems will be rendered compliant in a timely manner, with minimal expense to the Company or disruption of the Bank's operations. Management anticipates Year 2000 compliance testing will be completed by the first quarter of 1999 for its mission critical systems. If the test results exhibit noncompliance with Year 2000 with respect to any systems, the failure of which would have a material adverse effect on the Bank's operations, financial condition or results, the Company would then identify and contract with suppliers and services who are able to certify Year 2000 compliance.

         In addition to possible expense related to its own systems, the Bank could incur losses if loan payments are delayed due to Year 2000 problems affecting any of the Bank's significant borrowers or impairing the payroll systems of large employers in the Bank's primary market area. As a result, the Year 2000 committee will review all commercial loans to determine if and to what extent their ability to do business and to repay their loans will be affected by the Year 2000 century change. Should the committee determine a business will be affected by the Year 2000 issue, the committee will notify the customer of its concerns and monitor the progress of that customer towards the goal of being Year 2000 compliant. Because the Bank's loan portfolio is highly diversified with regard to individual borrowers and types of businesses and the Bank's primary market area is not significantly dependent upon one employer or industry, the Bank does not expect any significant or prolonged Year 2000 related difficulties that will affect net earnings or cash flow.

                                 INDEMNIFICATION

         The Articles of Incorporation of the Company, in conjunction with provisions of the Ohio Revised Code, contain certain indemnification provisions which provide that directors, officers, employees or agents of the Company will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.

         Even when a case or dispute is not ultimately determined on its merits (i.e., settled), the indemnification provisions of the Articles of Incorporation and Ohio law provide that the Company will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, a disinterested committee of the Board, the shareholders or independent legal counsel in each specific case.

         The Articles of Incorporation of the Company, in conjunction with provisions of the Ohio Revised Code, also provide that the indemnification rights set forth therein are not exclusive of any other indemnification rights to which a director may be entitled under any resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon. The Company can also provide for greater indemnification than that set forth in the Articles of Incorporation if it chooses to do so. Additionally, and subject to the limitations set forth below, the Articles of Incorporation require that the Corporation indemnify its present and past directors for personal liability for monetary damages resulting from breach of their fiduciary duty as directors. Notwithstanding the above, no indemnification for personal liability shall be provided for: (i) any breach of the directors' duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) illegal distribution of dividends; and (iv) any transaction from which the director derived an improper personal benefit.

         The indemnification provisions of the Articles of Incorporation, in conjunction with provisions of the Ohio Revised Code, provide that the Company may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not the Company would have had the power to indemnify against such liability. The Company is not aware of any pending or threatened action, suit or proceeding involving any of its directors or officers for which indemnification from the Company may be sought.

         Insofar as indemnification for liabilities (primarily relating to public distribution of securities) arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers and controlling persons of the Company, or to an affiliate of the Company pursuant to the Company's Articles of Incorporation or Code of Regulations or otherwise, the Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. Accordingly, it is possible that the indemnification provisions may not apply to liabilities arising under the 1933 Act unless the person to be indemnified is successful on the merits of the claim or proceeding.

                                 LEGAL OPINIONS

         The validity of the Shares offered hereby will be passed upon for the Company by Werner & Blank Co., L.P.A., Toledo, Ohio, special counsel to the Company in connection with the Offering.

                                     EXPERTS

The consolidated financial statements of Ohio State Bancshares, Inc. as of December 31, 1997 and 1996 and for the years then ended, appearing in this Prospectus have been audited by Crowe, Chizek and Company LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    ANNEX F-1



                              FINANCIAL STATEMENTS

                           OHIO STATE BANCSHARES, INC.

                                  ANNUAL REPORT
                                December 31, 1997


                                TABLE OF CONTENTS

President's Letter..........................................................................................    1

Comparative Summary of Selected Financial Data..............................................................    2

Form 10-KSB    .............................................................................................    3

INDEX  .....................................................................................................    4

     PART I

     Item 1.   Description of Business......................................................................    5

     Item 2.   Description of Property......................................................................    6

     Item 3.   Legal Proceedings............................................................................    6

     Item 4.   Submission of Matters to a Vote of Security Holders..........................................    7

     PART II

     Item 5.   Market for Common Equity and Related Shareholder Matters.....................................    7

     Item 6.   Management's Discussion and Analysis of Financial Condition and
               Results of Operations........................................................................    7

     Item 7.   Financial Statements.........................................................................   23

               Report of Independent Auditors...............................................................   23

               Consolidated Financial Statements............................................................   24

               Notes to Consolidated Financial Statements...................................................   28

     Item 8.   Changes in and Disagreements with Accountants on Accounting
                 and Financial Disclosure...................................................................   44

     PART III

     Item 9.   Directors, Executive Officers, Promoters and Control Persons;
                 Compliance with Section 16(a) of the Exchange Act..........................................   44

     Item 10.  Executive Compensation.......................................................................   44

     Item 11.  Security Ownership of Certain Beneficial Owners and Management...............................   44

     Item 12.  Certain Relationships and Related Transactions...............................................   44

     Item 13.  Exhibits List and Reports on Form 8-K........................................................   45

     Signatures.............................................................................................   46

Board of Directors..........................................................................................   47

Officers       .............................................................................................   48

FROM THE PRESIDENT:



By the end of 1997, Ohio State Bancshares, Inc., the parent company of The Marion Bank, reached assets totaling $49.8 million. Deposits climbed to a recorded high of $45.9 million. The Corporation exceeded more than $34 million in commercial, consumer, and personal loans. A major challenge faced by the Corporation in 1997 was to increase profits over 1996 while at the same time absorbing the overhead and start-up costs associated with our first branch office located at 220 Richland Road. As evidenced by improvement in both return on average assets and return on average equity, we were able to accomplish our goal.

Our Richland Road office has been in operation for one year with total deposits topping the $5 million mark. The continuation of this deposit growth will greatly contribute to our success in 1998. It is reassuring to watch the steady increase in customer traffic. I remain confident that the Richland Road office will soon become a major contributor to our future success.

We continue to enjoy solid growth in both deposits (a 16.32% increase) and total loans (a 24.31% increase) and, with input from the Board of Directors, fully intend and have budgeted to continue efforts necessary for future growth.

It is with great regret that we report the death of our long-time supporter and director John Baldauf. A director since 1993, John will be missed by our bank and the entire Marion community. The Board of Directors has named local businessman Pete B. Miller to replace John on our Board. John's legacy to our bank was the construction of our beautiful new branch office on Richland Road.

Some of our shareholders may maintain their banking relationship with one of our competitors. Wouldn't it make perfect sense to not only contribute to our success with your personal banking relationship, but also to help achieve our common goal by recommending The Marion Bank to your friends and relatives?


Sincerely,



Gary E. Pendleton
President/CEO

               COMPARATIVE SUMMARY OF SELECTED FINANCIAL DATA as of or for the years ending December 31, (000's except per share data)

                                                  1997          1996          1995         1994         1993
                                                  ----          ----          ----         ----         ----
STATEMENT OF OPERATIONS
  DATA:
Total interest income                          $     3,657   $    3,286   $    3,084   $    2,342   $    2,199
Total interest expense                               1,646        1,540        1,340          819          766
                                               -----------   ----------   ----------   ----------   ----------
Net interest income                                  2,011        1,746        1,744        1,523        1,433
Provision for loan losses                              139          163           82           56          169
                                               -----------   ----------   ----------   ----------   ----------
Net interest income after provision for
  loan losses                                        1,872        1,583        1,662        1,467        1,264
Noninterest income                                     231          241          279          293          278
Noninterest expense                                  1,630        1,465        1,513        1,435        1,338
                                               -----------   ----------   ----------   ----------   ----------
Income before income taxes                             473          359          428          325          204
Provision for income taxes                             126          100           55           --           --
                                               -----------   ----------   ----------   ----------   ----------
Net income                                     $       347   $      259   $      373   $      325   $      204
                                               ===========   ==========   ==========   ==========   ==========

PER SHARE DATA:
Basic and diluted earnings
  per common share                              $     2.86   $     2.14    $    3.08   $     2.68   $     1.69
Book value per share at year-end                     29.40        26.62        25.22        19.69        19.97
Cash dividends per share                              0.40         0.40         0.30         0.20         0.10
Number of shares used in net income
  per share calculations                           121,200      121,200      121,200      121,200      121,200

BALANCE SHEET DATA:
Total assets                                   $    49,794   $   43,056    $  41,744   $   34,836   $   31,465
Total securities                                    10,009       10,719       13,703        9,019        9,054
Total net loans                                     34,396       27,573       22,861       20,963       17,535
Allowance for loan losses                              311          281          252          265          339
Total deposits                                      45,909       39,469       38,291       32,258       28,950
Shareholders' equity                                 3,563        3,226        3,057        2,387        2,420

OPERATING RATIOS:
Total net loans to total deposits                    74.92%       69.86%       59.70%       64.99%       60.57%
Total shareholders' equity to total assets            7.16         7.49         7.32         6.85         7.69
Average shareholders' equity
  to average assets                                   7.42         7.43         7.33         7.66         7.92
Return on average equity                             10.26         8.32        13.38        13.22         8.71
Return on average assets                              0.76         0.62         0.98         1.01         0.69
Dividend payout ratio                                13.98        18.69         9.75         7.47         5.93
Total interest expense to interest income            45.02        46.86        43.45        34.97        34.83
Allowance for loan losses
  to total loans                                      0.90         1.01         1.09         1.25         1.93

Average assets                                 $    45,598   $   41,994   $   37,992   $   32,073   $   29,604
Average shareholders' equity                         3,383        3,119        2,786        2,458        2,346

 Averages used herein, unless indicated otherwise, are based on daily averages.






--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB


(Mark one)
   [X] ANNUAL REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
       ACT OF 1934 For the fiscal year ended December 31, 1997

   [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
       ACT OF 1934
       For the transition period from.......................  to..........................

       Commission File No. 0-28648

                                           OHIO STATE BANCSHARES, INC.
                                  ---------------------------------------------
                                  (Name of small business issuer in its charter)

OHIO                                                                                      34-1579601
-----------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

111 South Main Street, Marion, Ohio                                                         43302
---------------------------------------                                                     -----
(Address of principal executive offices)                                                  (Zip code)

(740) 387-2265
--------------
(Issuer's telephone number)


Securities registered under Section 12(b) of the Exchange Act:

    Title of each class            Name of each exchange on which registered
    -------------------            -----------------------------------------

           None                                      None

Securities registered under Section 12(g) of the Exchange Act:

Common Shares, $10.00 par value
           (Title of class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes  [X]   No  [ ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.[ ]

Issuer's revenue for the year ended December 31, 1997 was: $3,887,791

At March 4, 1998, there were issued and outstanding 121,200 of the Issuer's Common Shares.

The aggregate market value of the Issuer's voting stock held by nonaffiliates of the Issuer as of March 4, 1998 was $3,745,547.

                       DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Issuer's Proxy Statement to be dated approximately March 15, 1998, are incorporated by reference into Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act; Item 10. Executive Compensation; Item 11. Security Ownership of Certain Beneficial Owners and Management; and Item 12. Certain Relationships and Related Transactions, of Part III.

Transitional Small Business Disclosure Form (check one):
Yes        [ ]            No          [X]





--------------------------------------------------------------------------------

                                      INDEX

                                   FORM 10-KSB


PART I
------
       ITEM 1.       Description of Business..................................................................    5

       ITEM 2.       Description of Property..................................................................    6

       ITEM 3.       Legal Proceedings........................................................................    6

       ITEM 4.       Submission of Matters to a Vote of Security Holders......................................    7


PART II
-------

       ITEM 5.       Market for Common Equity and Related Shareholder Matters.................................    7

       ITEM 6.       Management's Discussion and Analysis of Financial Condition
                     and Results of Operations................................................................    7

       ITEM 7.       Financial Statements.....................................................................   23

       ITEM 8.       Changes in and Disagreements with Accountants on
                     Accounting and Financial Disclosure......................................................   44


PART III
--------

       ITEM 9.       Directors, Executive Officers, Promoters and Control Persons;
                     Compliance with Section 16(a) of the Exchange Act........................................   44

       ITEM 10.      Executive Compensation...................................................................   44

       ITEM 11.      Security Ownership of Certain Beneficial Owners and Management...........................   44

       ITEM 12.      Certain Relationships and Related Transactions...........................................   44

       ITEM 13.      Exhibits and Reports on Form 8-K.........................................................   45


SIGNATURES           .........................................................................................   46




--------------------------------------------------------------------------------

                                     PART I


ITEM 1 - DESCRIPTION OF BUSINESS

BUSINESS
--------

At the annual shareholders' meeting held on April 13, 1995, the Marion Bank's ("Bank") shareholders approved a plan of reorganization whereby they would exchange their shares of Bank stock for the common stock of Ohio State Bancshares, Inc. ("Corporation"). The Corporation received approval from the Board of Governors of the Federal Reserve System during early 1996 and the reorganization was consummated on May 16, 1996. The principal business of the Corporation is presently to operate the Bank, which is a wholly owned subsidiary and its principal asset. The Corporation and the main office of the Bank are located at 111 South Main Street, Marion, Ohio 43302. The Corporation's telephone number is (740) 387-2265.

Although wholly owned by the Corporation, the Bank functions as an independent community bank. The Bank was chartered as an Ohio banking corporation on March 24, 1988 and commenced operations on August 23, 1988. The Bank offers a full range of commercial banking services, including commercial loans, real estate loans and various types of consumer loans; checking, savings and time deposits; money market accounts; travelers checks; pre-approved overdraft protection; safe deposit boxes and other customary nondeposit banking services. The Bank is an agent for Mastercard and Visa credit cards and is a merchant depository for cardholder sales drafts. At the present time the Bank does not have a trust department, but can provide access to this service through correspondent banks. The Bank is a member of 24-hour automated teller networks. It also offers two lanes of drive-up banking services at each banking location.

The nature of the Bank allows for full diversification of depositors and borrowers so it is not dependent upon a single or a few customers. Most of the Bank's deposits are attracted from individuals and moderate business related sources. No material portion of the Bank's loans are concentrated within a single industry or group of related industries. The business of the Bank is somewhat seasonal in nature due to lending activities in the agricultural and automobile markets.

The Corporation is not aware of any exposure to material costs associated with environmental hazardous waste cleanup. Bank loan procedures require EPA studies be obtained by Bank management prior to approving any commercial real estate loan with such potential risk.


--------------------------------------------------------------------------------

                                  (Continued)

SUPERVISION AND REGULATION

REGULATION OF THE CORPORATION: The Corporation is a registered bank holding company organized under the laws of the State of Ohio. As such, the Corporation is subject to the laws of the State of Ohio and is under the jurisdiction of the Securities Act of 1933, as amended, and various Securities and Exchange Commission rules and regulations relating to the offering and sale of its securities. The Corporation is also subject to regulation under the Bank Holding Company Act of 1956 as amended. The Federal Reserve Board regulates bank holding companies and may examine or inspect the books and records of the Corporation and the Bank.

The Corporation is not aware of any current recommendations by regulatory authorities that, if they were to be implemented, would have a material effect on the Corporation.

REGULATION OF THE BANK: The Bank is chartered in the State of Ohio and regulated by the Ohio Division of Financial Institutions. Further, the Bank's depositors are insured by the Federal Deposit Insurance Corporation. These regulatory agencies have the authority to examine the books and records of the Bank, and the Bank is subject to their rules and regulations.

EMPLOYEES

As of December 31, 1997, the Bank employed 17 full-time and 6 part-time employees.


ITEM 2 - DESCRIPTION OF PROPERTY

The Bank's main office is located in downtown Marion, Ohio. The Bank opened a full service branch at 220 Richland Road, Marion, Ohio in December 1996. The branch provides a full range of financial services including two drive-thru lanes, a full service ATM machine and night deposit capabilities. The branch expanded the Bank into the eastern part of Marion to better serve its existing customers in that area. The Bank opened two Customer-Bank Communication Terminals (ATM sites) in Marion in 1995. The Bank owns all premises related to its main office and leases its new branch under an operating lease. All such premises are suitable for their intended use. Management believes all properties are in excellent condition and are adequately covered by insurance.


ITEM 3 - LEGAL PROCEEDINGS

Corporation management is aware of no pending or threatened litigation in which the Corporation or its subsidiary Bank faces potential loss or exposure which will materially affect the consolidated financial statements or involves a claim for damages exceeding ten percent of the assets of the Corporation.


--------------------------------------------------------------------------------


                                  (Continued)

ITEM 4 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the fourth quarter of the Corporation's fiscal year ended December 31, 1997.


                                     PART II

ITEM 5 - MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The common stock of the Corporation, and of the Bank preceding formation of the Corporation, trades infrequently and is not traded on any established securities market. Parties interested in buying or selling the Corporation's stock are generally referred to Community Banc Investments, New Concord, Ohio (CBI).

For 1997 and 1996, bid and ask quotations were obtained from CBI which makes a limited market in the Corporation's stock. The quotations are inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.



     1997(1)                 Low Bid           High Bid              Low Ask             High Ask
     -------                 -------           --------              -------             --------
     1st Qtr.              $     34.50      $      34.50        $       36.50         $      36.50
     2nd Qtr.                    34.50             35.50                36.50                37.50
     3rd Qtr.                    35.50             35.50                37.50                37.50
     4th Qtr.                    35.50             37.00                37.50                39.00


     1996(1)                 Low Bid           High Bid              Low Ask             High Ask
     -------                 -------           --------              -------             --------
     1st Qtr.              $     30.00      $      30.00        $       32.00         $      32.00
     2nd Qtr.                    30.00             30.00                32.00                32.00
     3rd Qtr.                    30.00             31.00                32.00                33.00
     4th Qtr.                    31.00             33.50                33.00                35.50

     (1) All information presented above relates to the Corporation for the period since its formation and to the Bank for the periods prior to formation of the Corporation.

Management does not have knowledge of the prices paid in all transactions and has not verified the accuracy of those prices that have been reported. Because of the lack of an established market for the Corporation's stock, these prices may not reflect the prices at which the stock would trade in an active market.

The Corporation has 500,000 authorized and 121,200 outstanding shares of common stock held by approximately 476 shareholders as of December 31, 1997. The Corporation paid cash dividends of $0.20 per share in June and December of each year, resulting in a total amount of $0.40 per share in each of 1997 and 1996.


ITEM 6 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In the following pages, management presents an analysis of Ohio State Bancshares, Inc.'s financial condition and results of operations as of and for the year ended December 31, 1997 as compared to the prior year. This discussion is designed to provide shareholders with a more comprehensive review of the operating results and financial position than could be obtained from an examination of the financial statements alone. This analysis should be read in conjunction with the consolidated financial statements and related footnotes and the selected financial data included elsewhere in this report.


--------------------------------------------------------------------------------

                                  (Continued)

RESULTS OF OPERATIONS

Net income for the Corporation was $347,000 in 1997, or $88,000 more than the $259,000 earned in 1996. The reason for the increase in earnings for 1997 was primarily due to total interest income increasing $372,000 from 1996 to 1997 while interest expense increased only $107,000 over the same period. This $265,000 increase in net interest income was a result of the Corporation increasing its loan to deposit ratio from 69.86% at year-end 1996 to 74.92% at year-end 1997. The yield earned on the average assets of the Corporation increased from 8.44% for the year ended December 31, 1996, to 8.70% for the year ended December 31, 1997. During the same period, the average cost of interest-bearing liabilities increased only from 4.47% to 4.50%. The increase in earning assets and the resulting increase in net interest margin enabled the Corporation to increase net income while absorbing the first year cost of its new branch at 220 Richland Road, Marion, Ohio.


NET INTEREST INCOME

Net interest income is the amount of interest earned on loans, securities, and other investments that exceeds the interest cost of deposits and other borrowings. Net interest income is affected by the volume and composition of earning assets and interest-bearing liabilities, as well as indirectly affected by noninterest-bearing liabilities and shareholders' equity totals. Additionally, the market level of interest rates and the resultant competitive rate decisions made by management can impact net interest income. Interest rates charged on loans are affected principally by the demand for such loans, the supply of money available for lending purposes and competitive factors. These factors are, in turn, affected by general economic conditions and other factors beyond the Corporation's control, such as federal economic policies, the general supply of money in the economy, legislative tax policies, governmental budgetary matters and the actions of the Board of Governors of the Federal Reserve System.

Net interest income increased $265,000 from 1996 to 1997. The net interest margin, which is net interest income divided by average earning assets, increased 30 basis points from 4.52% for 1996 to 4.82% for 1997. The margin increase was the result of an improved net interest spread combined with increasing the ratio of average interest-earning assets to average interest-bearing liabilities from 113.64% for 1996 to 115.82% for 1997.


--------------------------------------------------------------------------------

                                  (Continued)

Total interest income increased $372,000 as the yield on earning assets increased from 8.44% in 1996 to 8.70% in 1997. Strong loan demand was the primary reason for the increase in total interest income. Interest and fees on loans increased $512,000 from year-end 1996 to year-end 1997, due to an increase in the average balances of loans of $5,456,000 during the period. This 21.39% increase in average loan volumes more than offset the decrease in the average loan yield from 9.75% in 1996 to 9.69% in 1997. Interest on taxable securities declined $151,000 as management used funds from maturing securities to fund seasonable loan demand. Interest on nontaxable securities increased $18,000 in 1997 as the Corporation increased its investments in nontaxable securities.

Total interest expense increased $107,000 in 1997. Average interest-bearing liabilities increased by $2,143,000 and the rate paid on interest-bearing liabilities increased by 3 basis points from year-end 1996 to year-end 1997. The average rate paid on time deposits increased from 5.76% in 1996 to 5.80% in 1997. Average time deposit balances remained at 58.78% of average interest-bearing liabilities in 1997, a similar percentage to the 58.56% in 1996.


--------------------------------------------------------------------------------

                                  (Continued)

The following tables further illustrate the impact on net interest income from changes in average balances and yields of the Corporation's assets and liabilities.


              AVERAGE BALANCE SHEETS AND ANALYSIS OF NET INTEREST INCOME FOR THE YEARS ENDED DECEMBER 31,
              -------------------------------------------------------------------------------------------
                                           (in thousands except percentages)

                                                           1997                                  1996
                                             --------------------------------      --------------------------------
                                                          Average    Interest                   Average   Interest
                                               Average   Yield or     Earned        Average    Yield or    Earned
                                               Balance   Rate Paid    or Paid       Balance    Rate Paid   or Paid
                                               -------   ---------   --------       -------    ---------  --------
ASSETS:
INTEREST-EARNING ASSETS:
    Interest-earning deposits                $     394      6.09%    $     24      $     546      5.86%   $      32
    Federal funds sold                             492      5.28           26            468      5.56           26
    Securities
       Taxable                                   8,488      5.85          500         10,911      5.91          651
       Nontaxable                                2,032      6.99          142          1,707      6.91          118
    Loans                                       30,963      9.69        2,999         25,507      9.75        2,486
                                             ---------               --------      ---------              ---------
TOTAL INTEREST-EARNING ASSETS                   42,369      8.70        3,691         39,139      8.44        3,313
                                             ---------               --------      ---------              ---------
NONINTEREST-EARNING ASSETS:
    Cash and due from banks                      1,957                                 1,737
    Premises and equipment, net                    883                                   803
    Other real estate owned
      and repossessions                             39                                    27
    Accrued interest and other assets              632                                   552
    Less:  Allowance for loan losses              (282)                                 (264)
                                             ---------                             ---------
TOTAL NONINTEREST-EARNING ASSETS                 3,229                                 2,855
                                             ---------                             ---------

TOTAL ASSETS                                 $  45,598                             $  41,994
                                             =========                             =========

LIABILITIES AND SHAREHOLDERS EQUITY:
INTEREST-BEARING LIABILITIES:
    NOW deposits                             $   5,815      1.89          110      $   5,238      1.91          100
    Savings and money market deposits            8,618      2.91          251          8,485      2.92          248
    Time deposits:
       Under $100,000                           15,669      5.87          920         14,182      5.84          828
       $100,000 and over                         5,836      5.60          327          5,987      5.58          334
    Other borrowings                               645      5.89           38            548      5.47           30
                                             ---------               --------      ---------              ---------
TOTAL INTEREST-BEARING LIABILITIES              36,583      4.50        1,646         34,440      4.47        1,540
                                             ---------               --------      ---------              ---------
NONINTEREST-BEARING LIABILITIES:
    Demand deposits                              5,178                                 4,036
    Accrued interest payable
      and other liabilities                        454                                   399
                                             ---------                             ---------
    TOTAL NONINTEREST-BEARING LIABILITIES        5,632                                 4,435
                                             ---------                             ---------

TOTAL LIABILITIES                               42,215                                38,875

TOTAL SHAREHOLDERS' EQUITY                       3,383                                 3,119
                                             ---------                             ---------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                       $  45,598                             $  41,994
                                             =========                             =========

    NET INTEREST INCOME                                              $  2,045                             $   1,773
                                                                     ========                             =========
    NET INTEREST SPREAD                                     4.20%                                 3.97%
                                                            ====                               =======
    NET YIELD ON INTEREST
      EARNING ASSETS                                        4.82%                                 4.52%
                                                            ====                               =======

Yields and amounts earned on loans include loan fees and late charges of $9,074 and $11,324 for the years ended December 31, 1997 and 1996. Nonaccruing loans are included in the daily average loan amounts outstanding. Yields on nontaxable securities have been computed on a fully tax equivalent basis utilizing a 34% tax rate. The historical amortized cost average balance of $8,547,000 for 1997 and $11,006,000 for 1996 was used to calculate yields for taxable securities. The average balance for securities represents the carrying value of securities. The net yield on interest-earning assets was computed by dividing net interest income by total interest-earning assets without the market value adjustment related to available-for-sale securities.



--------------------------------------------------------------------------------


                                  (Continued)

The following table presents the changes in the Corporation's interest income and interest expense resulting from changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities. Changes attributable to both rate and volume which cannot be segregated have been allocated in proportion to the changes due to rate and volume.

INTEREST RATES AND INTEREST DIFFERENTIAL


                                                   1997 Compared to 1996                 1996 Compared to 1995
                                                    Increase/(Decrease)                   Increase/(Decrease)
                                                    -------------------                   -------------------
                                                                         (In thousands)

                                                          Change      Change                     Change     Change
                                               Total      due to      due to          Total      due to     due to
                                              Change      Volume       Rate          Change      Volume      Rate
                                              ------      ------       ----          ------      ------      ----
Interest-earning deposits                  $     (8)   $     (9)   $      1         $   --     $     (1)   $      1
Federal funds sold                               --           1          (1)           (61)         (58)         (3)
Securities
     Taxable                                   (151)       (144)         (7)           (47)          12         (59)
     Nontaxable (1)                              24          23           1             85           85          --
Loans (2)                                       513         529         (16)           245          330         (85)
                                           --------    --------    --------         ------     --------    --------

        Total interest income                   378         400         (22)           222          368        (146)
                                           --------    --------    --------         ------     --------    --------

Deposits
NOW accounts                                     10          11          (1)            (2)          (1)         (1)
Savings deposits                                  3           4          (1)           (11)          (8)         (3)
Time deposits <$100,000                          92          87           5            113           86          27
Time deposits >$100,000                          (7)         (8)          1             73           83         (10)
              -
Other borrowings                                  8           6           2             27           28          (1)
                                           --------    --------    --------         ------     --------    --------
        Total interest expense                  106         100           6            200          188          12
                                           --------    --------    --------         ------     --------    --------

Net interest income                        $    272    $    300    $    (28)        $   22     $    180    $   (158)
                                           ========    ========    ========         ======     ========    ========

(1) Nontaxable income is adjusted to a fully tax equivalent basis utilizing a 34% tax rate.

(2) Nonaccrual loan balances are included for purposes of computing the rate and volume effects although interest on these balances has been excluded.


--------------------------------------------------------------------------------

ALLOWANCE AND PROVISION FOR LOAN LOSSES

The Corporation maintains an allowance for loan losses that management considers adequate to provide for probable credit losses in the loan portfolio. A grading system is utilized for the commercial loan portfolio. The Loan Review Committee of the Board reviews, on a quarterly basis, the status of all credit relationships of $100,000 or more excluding residential mortgages and assigns or reassigns judgmental grades based on a mathematical system. The grades indicate the risk level of the loans to the Corporation and loss allowances are, in part, established from this analysis. Management analyzes loans on an individual basis and classifies a loan as impaired when an analysis of the borrower's operating results and financial condition indicates that underlying cash flows are not adequate to meet the debt service requirements. Often this is associated with a delay or shortfall in payments of 60 days or more. Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one- to four-family residences, residential construction loans, consumer automobile, home equity and credit card loans with balances less than $300,000. In addition, leases are excluded from impairment consideration. The Corporation evaluates the remaining loan portfolio and establishes loss allowances based on historical loan loss data, which the Corporation has been accumulating since its inception, as well as anticipated credit losses. At year-end 1997, the allowance had a balance of $311,095 (0.90% of total loans).

The following table sets forth the amount of loans which were on nonaccrual status, were past due 90 days or more (in payment of interest or principal), or were impaired.


                                           Nonaccrual, Past Due and Impaired Loans at December 31,
                                           -------------------------------------------------------
                                                                  (In thousands)
                                                               1997            1996
                                                               ----            ----
Nonaccrual loans                                          $         35     $         29
Loans past due 90 days or more,
  excluding nonaccrual loans                                       184               40
Impaired loans (all also nonaccrual)                               282               --
                                                          ------------     ------------

Total                                                     $        501     $         69
                                                          ============     ============


The Corporation's policy for placing loans on nonaccrual status is that the Corporation will not accrue interest income on loans (other than consumer loans) which are contractually past due as to principal or interest by 60 days, unless collection is assured.

The following chart presents only those watchlist loans at December 31, 1997, that are not reported above as nonaccrual, delinquent or impaired. Watchlist loans include the majority of loans 90 days or more delinquent, all commercial loans with an internal loan grade of E (substandard) or less, and all nonaccrual loans unless the loans are well secured or in the process of collection. Additionally, loan officers may request a loan be added to the watchlist if they suspect payback problems may arise and feel the need for frequent reviews.


  Type of Loan:                  Number of Loans            Watchlist Amount
  -------------                  ---------------            ----------------
  Installment                          7                   $     29,067
  Commercial                           2                         36,324
                                    ----                   ------------
                                       9                   $     65,391
                                    ====                   ============

--------------------------------------------------------------------------------

The following table shows activity in the allowance for loan losses and pertinent ratios during the years indicated.

                                                                                      1997             1996
                                                                                      ----             ----
                                                                                           (in thousands)
                Allowance for loan losses:

                  Balance at beginning of period                                  $        281    $        252
                  Loans charged off:
                        Commercial                                                          (9)             (7)
                        Real estate                                                         --              --
                        Installment                                                       (133)           (159)
                                                                                  ------------    ------------
                           Total loans charged off:                                       (142)           (166)
                                                                                  ------------    ------------
                  Recoveries of loans previously charged off:
                        Commercial                                                           1              --
                        Real estate                                                         --              --
                        Installment                                                         32              32
                                                                                  ------------    ------------
                           Total loan recoveries                                            33              32
                                                                                  ------------    ------------

                  Net loans charged off                                                   (109)           (134)
                  Provision charged to operating expense                                   139             163
                                                                                  ------------    ------------

                  Balance at end of period                                        $        311    $        281
                                                                                  ============    ============


Ratios:

Net loans charged off to average loans                                                   0.35%            0.53%
Net loans charged off to total loans at end of period                                    0.32%            0.48%
Allowance for loan losses to average loans                                               1.00%            1.10%
Allowance for loan losses to total loans at end of period                                0.90%            1.01%
Net loans charged off to allowance for loan losses at end of period                     35.05%           47.69%
Net loans charged off to provision for loan losses                                      78.42%           82.21%


The following schedule is a breakdown of the allowance for loan losses allocated by type of loan:


                                                            Percentage of                          Percentage of
                                                            Loans in Each                          Loans in Each
                                           Allowance         Category to         Allowance          Category to
                                            Amount           Total Loans          Amount            Total Loans
                                            ------           -----------          ------            -----------
                                               December 31, 1997                      December 31, 1996
                                               -----------------                      -----------------
Commercial                              $      42,503           37.91%        $        7,581           37.51%
Real Estate                                     2,646            9.60                  2,288            9.96
Installment                                   143,736           50.72                114,156           50.40
Credit Cards                                   11,462            1.73                 10,793            2.00
Other                                              14             .04                    116             .13
Unallocated                                   110,734             N/A                146,208             N/A
                                        -------------          ------         --------------          ------

Total Allocation                        $     311,095          100.00%        $      281,142          100.00%
                                        =============          ======         ==============          ======



--------------------------------------------------------------------------------

NONINTEREST INCOME

Noninterest income decreased from $241,000 in 1996 to $231,000 in 1997, a 4.24% decrease. Noninterest income consists of fees on deposits and checking accounts, fees on other services and gains resulting from the sale of loans or securities. Fees on deposits and checking accounts were on plan in 1997 and similar to 1996 levels.


NONINTEREST EXPENSE

These expenses are broken into three major categories which include personnel expense, occupancy expense and other operating expenses. Noninterest expense to total assets decreased from 3.40% in 1996 to 3.27% in 1997. Personnel expense increased 4.15% from 1996 to 1997, as a result of normal salary increases. Occupancy expenses increased from $257,000 in 1996 to $341,000 in 1997, a 32.30% increase. This was due primarily to expenses incurred at the Bank's Richland Road branch which opened in late 1996. All other operating expenses increased 10.10% from $526,000 in 1996 to $579,000 in 1997 largely due to increased losses incurred on repossessed vehicles and expenses associated with the new branch.


FINANCIAL CONDITION

TOTAL ASSETS

Total assets grew from $43,056,000 on December 31, 1996 to $49,794,000 on December 31, 1997, a 15.65% increase. The major reason for the growth in assets was a 24.75% increase in net loans which grew from $27,573,000 at year-end 1996, to $34,396,000 at year-end 1997, a $6,823,000 increase. Cash and due from banks increased $1,038,000, or 38.63% from $2,688,000 at December 31, 1996 to
$3,726,000 at December 31, 1997. Securities decreased 6.63%, or $710,000 from $10,719,000 on December 31, 1996, to $10,009,000 on December 31, 1997.


LOANS

Total gross loans increased 24.31% from $27,713,000 on December 31, 1996 to $34,451,000 on December 31, 1997. Installment loans increased 25.10% from $13,968,000 in 1996 to $17,474,000 in 1997. Commercial loans increased from $10,396,000 on December 31, 1996 to $13,059,000 on December 31, 1997, a 25.62%
increase during the period. The installment loan growth was due to obtaining an increased market share of the indirect automobile loan business in Marion, as well as strong demand in the local market. Management's strategy has been to be very competitive with interest rates on high quality loans. Commercial loan growth was primarily due to local economic factors.


--------------------------------------------------------------------------------

The Corporation's loan portfolio consists primarily of commercial and agricultural loans, consumer loans (loans to individuals for household, family and other personal expenses) and real estate loans. These categories accounted for approximately 38%, 52%, and 10% of the Corporation's total loan portfolio on December 31, 1997. The Corporation's present policy regarding diversity in the loan portfolio is based on local economic conditions, competitive forces, supply of funds and indicators in order to optimize income.

With certain exceptions, the Bank is permitted under applicable law to make loans to individual borrowers in aggregate amounts of up to 15% of the Bank's total capital. As of December 31, 1997, the lending limit for the Bank was approximately $528,000. The Bank sells participations in its loans where necessary to stay within legal lending limits.

The following is a schedule of contractual maturities of fixed and variable rate loans, rounded to the nearest thousand, as of December 31, 1997.

                                                      One              One
                                                     Year            Through       After Five
                                                    or Less        Five Years         Years            Total
                                                    -------        ----------         -----            -----
REAL ESTATE
   Fixed Rate                                                    $         81                     $         81
   Variable Rate                                                           76     $      3,150           3,226
                                                                 ------------      -----------    ------------
   Total Real Estate                                                      157            3,150           3,307

COMMERCIAL
   Fixed Rate                                    $        842             228               25           1,095
   Variable Rate                                        2,639           2,607            6,718          11,964
                                                 ------------    ------------     ------------    ------------
   Total Commercial                                     3,481           2,835            6,743          13,059

INSTALLMENT
   Fixed Rate                                             233          15,444            1,243          16,920
   Variable Rate                                           20             184              350             554
                                                 ------------    ------------     ------------    ------------
   Total Installment                                      253          15,628            1,593          17,474

CREDIT CARDS
   Fixed Rate                                             351                                              351
   Variable Rate                                          244                                              244
                                                 ------------                                     ------------
   Total Credit Card                                      595                                              595

OTHER
   Fixed Rate                                               2                                                2
   Variable Rate                                           14                                               14
                                                 ------------    ------------     ------------    ------------
   Total Other                                             16                                               16

TOTAL ALL LOANS                                  $      4,345    $     18,620     $     11,486    $     34,451
                                                 ============    ============     ============    ============

   FIXED RATE                                    $      1,428    $     15,753     $      1,268    $     18,449
   VARIABLE                                      $      2,917    $      2,867     $     10,218    $     16,002


--------------------------------------------------------------------------------

SECURITIES

In order to maintain appropriate assets to meet the Corporation's liquidity and asset/liability management requirements, the Corporation purchases United States Treasury securities, obligations of federal agencies, mortgage-backed securities, and obligations of state and political subdivisions. Purchases of such securities, as well as sales of federal funds (short-term loans to other banks) and placement of funds in certificates of deposit with other financial institutions, are made as investments pending the utilization of funds for loans and other purposes.

The Corporation's policy is to stagger the maturities of its securities to meet the overall liquidity requirements of the Corporation. The Corporation has classified the majority of its securities portfolio as available for sale to provide flexibility should funding be required for loan demand.

During 1997, net loan balances increased only $383,000 more than deposit balances increased. The loan growth was steady throughout the year while most of the deposit growth in 1997 occurred during the last four months of the year. Maturing securities, principal paydowns of government-insured mortgage securities and short-term borrowings were used to fund the loan demand during peak periods. Because the Corporation's net operating loss carryforwards were fully utilized during 1995, management began purchasing municipal bonds and has increased this portion of the securities portfolio during the past two years. At year-end 1997, obligations of state and political subdivisions totaled $2,159,000.

United States Government securities may be pledged to meet security requirements imposed as a condition to receive the public funds. At December 31, 1997, the Corporation had $3,938,000 pledged to secure public deposits compared to $4,946,000 on December 31, 1996. The Corporation has no securities of an "issuer" where the aggregate carrying value of such securities exceeds ten percent of shareholders' equity.

The following tables summarize the amounts and distribution of the Corporation's securities held and the weighted average yields as of December 31, 1997 and December 31, 1996:


                                                        1997                                     1996
                                       -----------------------------------       ----------------------------------
                                        Amortized        Fair       Average      Amortized       Fair       Average
                                          Cost           Value       Yield         Cost          Value       Yield
                                          ----           -----       -----         ----          -----       -----
AVAILABLE FOR SALE
U.S. TREASURY SECURITIES:
    Over 1 year through 5 years        $      650    $      654       5.98%

U.S. GOVERNMENT AGENCIES:
    3 months or less                                                             $     210     $      211     6.82%
    Over 1 year through 5 years               502           504       6.20           1,503          1,497     6.02
                                       ----------    ----------       ----       ---------     ----------     ----
    TOTAL U.S. GOVERNMENT
      AGENCIES                                502           504       6.20           1,713          1,708     6.12

MORTGAGE-BACKED SECURITIES                  5,979         5,968       6.58           6,258          6,200     6.46
OTHER SECURITIES                              223           223       6.19             182            182     6.21
                                       ----------    ----------       ----       ---------     ----------     ----

TOTAL SECURITIES
  AVAILABLE FOR SALE                   $    7,354    $    7,349       6.49%      $   8,153     $    8,090     6.38%
                                       ==========    ==========       ====       =========     ==========     ====



--------------------------------------------------------------------------------


                                                        1997                                     1996
                                       -----------------------------------       ----------------------------------
                                        Amortized        Fair       Average      Amortized       Fair       Average
                                          Cost           Value       Yield         Cost          Value       Yield
                                          ----           -----       -----         ----          -----       -----
HELD TO MATURITY
U.S. TREASURY SECURITIES:
    3 months or less                                                             $     100     $      100     6.25%

U.S. GOVERNMENT AGENCIES:
    Over 3 months through
      12 months                        $      500    $      492       6.05%
    Over 1 year through 5 years                                                        500            467     6.05

OBLIGATIONS OF STATES AND
  POLITICAL SUBDIVISIONS
    Over 5 year through 10 years              135           141       5.60
    Over 10 years                           2,024         2,098       5.67           2,029          2,042     5.73
                                       ----------    ----------       ----       ---------     ----------     ----
    TOTAL OBLIGATIONS OF STATES
      AND POLITICAL SUBDIVISIONS            2,159         2,239       5.66           2,029          2,042     5.73
                                       ----------    ----------       ----       ---------     ----------     ----

TOTAL SECURITIES
  HELD TO MATURITY                     $    2,659    $    2,731       5.74%      $   2,629     $    2,609     5.81%
                                       ==========    ==========       ====       =========     ==========     ====

CERTIFICATES OF DEPOSIT:
    3 months or less                   $       99    $       99       5.60%
    Over 3 months through
      12 months                               100           100       6.80       $     300     $      301     5.88%
    Over 1 year through
      5 years                                                                          199            201     6.20
                                       ----------    ----------       ----       ---------     ----------     ----
    TOTAL CERTIFICATES OF
      DEPOSIT                          $      199    $      199       6.20%      $     499     $      502     6.01%
                                       ==========    ==========       ====       =========     ==========     ====

The weighted average interest rates are based on coupon rates for securities purchased at par value and on effective interest rates considering amortization or accretion if the securities were purchased at a premium or discount. The weighted average yield on tax exempt obligations has not been determined on a tax equivalent basis. Other securities consists of Federal Home Loan Bank and Independent State Bank stock that bear no stated maturities and do not reflect principal prepayment assumptions. Available for sale yields are based on amortized cost balances.


--------------------------------------------------------------------------------

DEPOSITS

Deposits are the Corporation's primary source of funds. The Corporation can obtain additional funds when needed through the overnight purchase of federal funds to meet occasional declines in deposits, to satisfy cash reserve requirements, or for other short-term liquidity needs. At times, when the Corporation has more funds than it needs for its reserve requirements or short-term liquidity needs, it increases its investment in securities, sells federal funds to other financial institutions or places funds in short-term certificates of deposit with other financial institutions. The distribution of the Corporation's deposits in terms of maturity and applicable interest rates is a primary determinant of the Corporation's cost of funds and the relative stability of its supply of funds. The maximum rates of interest which may be paid on deposits by banks have, for most accounts, been removed. Thus, most accounts are not subject to interest rate limitations and, therefore, tend to reflect current market rates of interest available to depositors at a given time. At December 31, 1997, the aggregate amount of time, savings and interest-bearing demand deposits was 84.73% of total deposits. The Corporation does not have any foreign deposits, nor does it have any material concentration of deposits.

Total deposits increased from $39,469,000 on December 31, 1996 to $45,909,000 on December 31, 1997, a 16.32% increase. The major reason for this substantial increase in deposits was the 61.99% increase in noninterest-bearing demand accounts which grew from $4,329,000 on December 31, 1996 to $7,012,000 on December 31, 1997. Almost 50% of the deposit growth for 1997 occurred in the last quarter of the year. Interest-bearing demand deposits increased $785,000, or 13.17%, from $5,957,000 at year-end 1996 to $6,742,000 at year-end 1997.
Savings account balances increased 10.53% from $8,350,000 on December 31, 1996 to $9,229,000 on December 31, 1997. Certificates of deposit increased from $20,834,000 at the end of 1996, to $22,926,000 at the end of 1997, a 10.04%
increase. The Corporation was able to attract sufficient dollars to fund its growing loan portfolio without paying rates higher than the market.


ASSET/LIABILITY MANAGEMENT

Asset/liability management includes GAP measurement which determines, over various time periods, interest-earning assets and interest-bearing liabilities which are due to reprice at current market rates. A financial institution will have a negative interest rate sensitivity GAP for a given period of time if the amount of its interest-bearing liabilities maturing or repricing within that period is greater than the total of the interest-earning assets maturing or repricing within the same period. When interest rates increase, financial institutions with a negative interest rate sensitivity GAP will be more likely to experience increases in the cost of their liabilities faster than the corresponding yields generated by their earning assets. Following the same concept, as interest rates decrease, the cost of funds of financial institutions with a negative interest rate sensitivity GAP usually will decrease more rapidly than the yields on the earning assets. As a general rule, the same changes in interest rates will usually have the opposite effect on financial institutions structured with a positive interest rate sensitivity GAP.



--------------------------------------------------------------------------------

Interest rate sensitivity varies with various types of interest-earning assets and interest-bearing liabilities. Overnight federal funds on which the rates change daily and loans which are tied to variable indices differ markedly from long-term securities and fixed-rate loans. Time deposits over $100,000 and money market certificates are more interest rate sensitive than passbook savings accounts. The shorter-term interest rate sensitivities are critical to reasonable measurement of interest rate sensitivity GAP.

The following table presents the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1997, which are scheduled to reprice or mature in each of the indicated time periods. Except as noted, the amount of assets and liabilities which reprice or mature during a particular period were calculated in relation to the actual contractual terms of the asset or liability. The table, however, does not necessarily indicate the impact of general interest rate changes on the Corporation's net interest income in part because the repricing of certain categories of assets and liabilities is subject to competition and other factors beyond the control of the Corporation. Because of this limitation, certain assets and liabilities depicted as maturing or repricing within a specific period may in fact mature or reprice at other times and at different volumes.

Interest Rate Sensitivity Gap as of December 31, 1997 (in thousands)

                                                                            One             Over
                                               0-3          3-12          Through           Five
                                             Months        Months       Five Years          Years          Total
                                             ------        ------       ----------          -----          -----
Assets
     Loans (1)                           $    13,495    $     5,100     $    15,605    $       251      $    34,451
     Securities (1)                                             500           1,654          7,855           10,009
     Federal funds sold                        1,057                                                          1,057
     Interest-earning deposits                    99            100                                             199
                                         -----------    -----------     -----------    -----------      -----------

Rate sensitive assets (RSA)                   14,651          5,700          17,259          8,106           45,716

Liabilities
     Interest-bearing demand (2)               6,742                                                          6,742
     Savings (2)                               9,229                                                          9,229
     Time deposits                             4,254          9,879           8,793                          22,926
                                         -----------    -----------     -----------    -----------      -----------

Rate sensitive liabilities (RSL)              20,225          9,879           8,793                          38,897
                                         -----------    -----------     -----------    -----------      -----------

Period GAP (3)                           $    (5,574)   $    (4,179)    $     8,466    $     8,106      $     6,819
                                         ===========    ===========     ===========    ===========      ===========

Cumulative GAP                           $    (5,574)   $    (9,753)    $    (1,287)   $     6,819
                                         ===========    ===========     ===========    ===========

Percentage of RSA                             (12.19)%       (21.33)%         (2.82)%        14.92%
                                         ===========    ===========     ===========    ===========

(1) Loans and mortgage-backed securities are assumed to adjust based on their contractual terms, with no assumptions as to prepayments. Securities also include Federal Home Loan Bank stock and Independent State Bank stock that have no stated maturities and have been included in the over five years category.
(2) Management has included these accounts in the 0-3 month or less time horizon based on past experience with rate adjustments on these accounts.
(3) GAP is defined as rate sensitive assets less rate sensitive liabilities and may be expressed in dollars or as a percentage.


--------------------------------------------------------------------------------

CAPITAL RESOURCES

Shareholders' equity totaled $3,563,000 on December 31, 1997, compared to $3,226,000 on December 31, 1996. At December 31, 1997 and December 31, 1996, the ratio of shareholders' equity to assets was 7.16% and 7.49%.

Under "Prompt Corrective Action" regulations, the FDIC has defined five categories of capitalization (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically under capitalized). The Bank meets the "well capitalized" definition which requires a total risk-based capital ratio of at least 10%, a Tier 1 risk-based ratio of at least 6%, and a leverage ratio of at least 5% and the absence of any written agreement, order, or directive from a regulatory agency. "Well-capitalized" status affords the Bank the ability to operate with the greatest flexibility under current laws and regulations. The Bank was categorized as "well-capitalized" at December 31, 1997 and 1996.


LIQUIDITY

Liquidity management focuses on the Corporation's ability to have funds available to meet the loan and depository transaction needs of its customers and the Corporation's other financial commitments. Cash and cash equivalent assets (which include deposits the Corporation maintains at other banks, federal funds sold and other short-term investments) totaled $3,726,000 at year-end 1997 and $2,688,000 at year-end 1996. These assets provide the primary source of funds for loan demand and deposit balance fluctuations. Additional sources of liquidity are securities classified as available for sale, access to Federal Home Loan Bank advances, as the Corporation is a member of the Federal Home Loan Bank of Cincinnati, and agreements with correspondent banks for buying and selling Federal Funds. The fair value of securities classified as available for sale was $7,350,000 and $8,090,000 as of December 31, 1997 and December 31, 1996.

An additional measure of liquidity is the amount of loans carried in relation to total deposits. Lower ratios can indicate greater liquidity. Management's goal is to maintain a loan to deposit ratio of approximately 75%, or great enough to maximize the earnings potential of the Corporation while maintaining adequate liquidity levels. The Corporation's loan to deposit ratio on December 31, 1997 was 74.92%, up from 69.86% on December 31, 1996.


IMPACT OF INFLATION

The Corporation's balance sheet is typical of financial institutions and reflects a net positive monetary position whereby monetary assets exceed monetary liabilities. Monetary assets and liabilities are those which can be converted to a fixed number of dollars and include cash assets, securities, loans, money market instruments, deposits and borrowed funds.

During periods of inflation, a net positive monetary position may result in an overall decline in purchasing power of an entity. No clear evidence exists of a relationship between the purchasing power of an entity's net positive monetary position and its future earnings. Moreover, the Corporation's ability to preserve the purchasing power of its net positive monetary position will be partly influenced by the effectiveness of its asset/liability management program. Management does not believe that the affect of inflation on its nonmonetary assets (primarily bank premises and equipment) is material as such assets are not held for resale and significant disposals are not anticipated.


YEAR 2000

The Corporation's strategy and operating plan is to achieve operating readiness to ensure that its customers are provided uninterrupted services and the Corporation is able to comply with all applicable consumer protection statutes as they relate to Year 2000 Compliance.

In January 1998, a committee of its corporate officers was formed to identify all software systems, equipment and vendors that could possibly be affected by the Year 2000 century change, devise a detailed testing and confirmation system that will ensure that all affected systems are tested or certified by the vendor as of December 31, 1998 and develop contingency plans including the possibility of changing vendors for any application that the Corporation is


--------------------------------------------------------------------------------
unable to test or certify to be Year 2000 compliant. The committee will also review all commercial loans to determine if and to what extent their ability to do business and to repay their loans will be affected by the Year 2000 century change. Should the committee determine a business will be affect by the Year 2000 issue, the committee will notify that customer of its concerns and monitor the progress of that customer towards the goal of being Year 2000 compliant. Management does not believe that the associated costs relating to the Year 2000 effort will materially affect the Corporation's results of operations, liquidity and capital resources.


ANTICIPATED IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued by the Financial Accounting Standards Board ("FASB") in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. SFAS No. 125 was originally effective for some transactions in 1997 and others in 1998. SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" which was issued in December 1996, defers for one year the effective date of provisions related to securities lending, repurchase agreements and other similar transactions. The remaining portions of SFAS 125 continued to be effective January 1, 1997. SFAS No. 125 did not have a material impact on the Corporation's financial statements.

In March 1997, the FASB issued SFAS No. 128, "Earnings Per Share" which is effective for periods ending after December 15, 1997, including interim periods. SFAS No. 128 simplifies the calculation of earnings per share ("EPS") by replacing primary EPS with basic EPS. It also requires dual presentation of basic EPS and diluted EPS for entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common shareholders by the weighted-average common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in earnings such as stock options, warrants or other common stock equivalents. All prior period EPS data must be restated to conform with the new presentation. The Corporation currently has no common stock equivalents.


--------------------------------------------------------------------------------

In February 1997, the FASB issued SFAS No. 129, "Disclosures of Information about Capital Structure." SFAS No. 129 consolidates existing accounting guidance relating to disclosure about a company's capital structure. Public companies generally have always been required to make disclosures now required by SFAS No. 129 and, therefore, SFAS No. 129 had no impact on the Corporation. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997.

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement.

SFAS No. 130 requires that an enterprise (1) classify items of other comprehensive income by their nature in a financial statement and (2) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purpose is required.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 significantly changes the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about reportable segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 uses a "management approach" to disclose financial and descriptive information about an enterprise's reportable operating segments which is based on reporting information the way that management organizes the segments within the enterprise for making operating decisions and assessing performance. For many enterprises, the management approach will likely result in more segments being reported. In addition, SFAS No. 131 requires significantly more information to be disclosed for each reportable segment than is presently being reported in annual financial statements and requires that selected information be reported in interim financial statements. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. Because the Corporation has no non-banking subsidiaries or other significant segments, SFAS No. 131 will not affect the Corporation.


--------------------------------------------------------------------------------

ITEM 7 - FINANCIAL STATEMENTS




                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
Ohio State Bancshares, Inc.
Marion, Ohio


We have audited the accompanying consolidated balance sheets of Ohio State Bancshares, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ohio State Bancshares, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                   Crowe, Chizek and Company LLP

Columbus, Ohio
January 30, 1998



--------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

                                                                  1997                1996
                                                                  ----                ----
ASSETS
Cash and due from banks                                    $     2,669,486    $      1,972,038
Federal funds sold                                               1,057,000             716,000
                                                           ---------------    ----------------
     Total cash and cash equivalents                             3,726,486           2,688,038
Interest-earning deposits                                          199,000             499,000
Securities available for sale, at fair value                     7,349,595           8,089,532
Securities held to maturity (Fair value of
  $2,731,413 in 1997 and $2,609,268 in 1996)                     2,659,045           2,629,280
Loans, net of allowance for loan losses                         34,395,874          27,572,913
Premises and equipment, net                                        837,187             914,569
Other real estate owned and repossessions                           18,598              52,780
Accrued interest receivable                                        341,961             347,580
Other assets                                                       266,124             262,194
                                                           ---------------    ----------------

              Total assets                                 $    49,793,870    $     43,055,886
                                                           ===============    ================


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
     Noninterest-bearing                                   $     7,012,228    $      4,328,870
     Interest-bearing                                           38,896,495          35,140,100
                                                           ---------------    ----------------
         Total                                                  45,908,723          39,468,970
Accrued interest payable                                           218,240             236,798
Other liabilities                                                  104,092             124,138
                                                           ---------------    ----------------
         Total liabilities                                      46,231,055          39,829,906


Shareholders' equity
Common stock, $10.00 par value,
  500,000 shares authorized; 121,200 shares
  issued and outstanding                                         1,212,000           1,212,000
Additional paid-in capital                                       1,831,227           1,831,227
Retained earnings                                                  523,078             224,862
Unrealized loss on securities
  available for sale, net of tax                                    (3,490)            (42,109)
                                                           ---------------    ----------------
         Total shareholders' equity                              3,562,815           3,225,980
                                                           ---------------    ----------------

              Total liabilities and
                shareholders' equity                       $    49,793,870    $     43,055,886
                                                           ===============    ================

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                          OHIO STATE BANCSHARES, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                     Years ended December 31, 1997 and 1996

--------------------------------------------------------------------------------

                                                                                        1997               1996
                                                                                        ----               ----
INTEREST INCOME
     Loans, including fees                                                        $    2,998,530    $     2,486,077
     Taxable securities                                                                  500,162            651,024
     Nontaxable securities                                                               108,687             90,778
     Federal funds sold                                                                   26,056             25,522
     Certificates of deposit                                                              23,629             32,098
                                                                                  --------------    ---------------
        Total interest income                                                          3,657,064          3,285,499
INTEREST EXPENSE
     Deposits                                                                          1,607,988          1,509,093
     Other borrowings                                                                     38,333             30,427
                                                                                  --------------    ---------------
        Total interest expense                                                         1,646,321          1,539,520
                                                                                  --------------    ---------------

NET INTEREST INCOME                                                                    2,010,743          1,745,979
     Provision for loan losses                                                           139,000            163,000
                                                                                  --------------    ---------------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                                            1,871,743          1,582,979
NONINTEREST INCOME
     Fees for customer services                                                          217,801            208,353
     Net realized gain on sales of securities available for sale                             151              7,314
     Other income                                                                         12,775             25,268
                                                                                  --------------    ---------------
        Total noninterest income                                                         230,727            240,935
NONINTEREST EXPENSE
     Salaries and employee benefits                                                      709,712            681,441
     Occupancy                                                                           340,659            257,493
     Office supplies                                                                      91,661             92,634
     FDIC and state assessments                                                           15,397              7,724
     Professional fees                                                                    52,792             47,471
     Advertising and public relations                                                     54,790             46,747
     Taxes, other than income                                                             47,618             48,874
     Loss on other real estate owned and repossessions                                    36,000             18,000
     Credit card processing expense                                                       54,174             56,385
     Insurance                                                                            30,906             30,699
     Other expenses                                                                      195,986            177,655
                                                                                  --------------    ---------------
        Total noninterest expense                                                      1,629,695          1,465,123
                                                                                  --------------    ---------------

INCOME BEFORE INCOME TAXES                                                               472,775            358,791
     Income tax expense                                                                  126,079             99,385
                                                                                  --------------    ---------------

NET INCOME                                                                        $      346,696    $       259,406
                                                                                  ==============    ===============

Basic and diluted earnings per share                                              $         2.86    $          2.14
                                                                                  ==============    ===============

Average shares outstanding                                                               121,200            121,200
                                                                                  ==============    ===============


--------------------------------------------------------------------------------

           See accompanying notes to consolidated financial statements.

                          OHIO STATE BANCSHARES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     Years ended December 31, 1997 and 1996

--------------------------------------------------------------------------------


                                                                                   Unrealized Loss
                                                  Additional                        on Securities          Total
                                   Common           Paid-in           Retained        Available        Shareholders'
                                    Stock           Capital           Earnings        for Sale            Equity
                                    -----           -------           --------        --------            ------
Balance, January 1,
  1996                        $    1,212,000     $    1,831,227    $      13,936    $        (46)   $     3,057,117

Net income                                                               259,406                            259,406

Cash dividends declared
  ($0.40 per share)                                                      (48,480)                           (48,480)

Change in unrealized
  loss on securities
  available for sale                                                                     (42,063)           (42,063)
                              --------------     --------------    -------------    ------------    ---------------

Balance, December 31,
  1996                             1,212,000          1,831,227          224,862         (42,109)         3,225,980

Net income                                                               346,696                            346,696

Cash dividends declared
  ($0.40 per share)                                                      (48,480)                           (48,480)

Change in unrealized
  loss on securities
  available for sale                                                                      38,619             38,619
                              --------------     --------------    -------------    ------------    ---------------

Balance, December 31,
  1997                        $    1,212,000     $    1,831,227    $     523,078    $     (3,490)   $     3,562,815
                              ==============     ==============    =============    ============    ===============


--------------------------------------------------------------------------------

           See accompanying notes to consolidated financial statements.

                           OHIO STATE BANCSHARES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1997 and 1996

--------------------------------------------------------------------------------


                                                                                          1997              1996
                                                                                          ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                                                                   $      346,696    $       259,406
     Adjustment to reconcile net income to net cash
       from operating activities:
         Depreciation and amortization                                                   135,413            100,529
         Net amortization of security premiums                                            23,129             33,209
         Provision for loan losses                                                       139,000            163,000
         Deferred taxes                                                                   64,509             53,876
         Net realized gains on securities available for sale                                (151)            (7,314)
         Loss on other real estate owned and repossessions                                36,000             18,000
         FHLB stock dividends                                                            (11,300)            (9,000)
         Net changes in:
              Interest receivable                                                          5,619            (43,196)
              Interest payable                                                           (18,558)               124
              Other assets and liabilities                                              (108,380)          (241,725)
                                                                                  --------------    ----------------
         Net cash from operating activities                                              611,977            326,909

CASH FLOWS FROM INVESTING ACTIVITIES
     Securities available for sale:
         Proceeds from sales                                                           1,819,921          2,714,626
         Proceeds from maturities and principal paydowns                               1,489,820          2,527,337
         Purchases                                                                    (2,517,733)        (1,519,203)
     Securities held to maturity:
         Proceeds from maturities and principal paydowns                                 100,000
         Purchases                                                                      (135,000)          (818,798)
     Net change in interest-earning deposits in other banks                              300,000              1,000
     Net change in loans                                                              (7,090,014)        (5,029,413)
     Purchases of premises and equipment                                                 (58,031)          (247,480)
     Proceeds from sale of other real estate owned and repossessions                     126,235            152,829
                                                                                  --------------    ---------------
         Net cash from investing activities                                           (5,964,802)        (2,219,102)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                                                            6,439,753          1,178,281
     Cash dividends paid                                                                 (48,480)           (48,480)
                                                                                  --------------    ---------------
         Net cash from financing activities                                            6,391,273          1,129,801
                                                                                  --------------    ---------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                1,038,448           (762,392)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                         2,688,038          3,450,430
                                                                                  --------------    ---------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                          $    3,726,486    $     2,688,038
                                                                                  ==============    ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Interest paid                                                                $    1,664,879    $     1,539,396
     Income taxes paid                                                                     5,000            105,527
     Loans transferred to other real estate owned and repossessions                      128,053            154,899

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements include the accounts of Ohio State Bancshares, Inc. ("Corporation") and its wholly-owned subsidiary, The Marion Bank ("Bank"). All significant intercompany transactions and balances have been eliminated in the consolidation. At the annual shareholders' meeting held on April 13, 1995, The Marion Bank's shareholders approved a plan of reorganization whereby they would exchange their shares of The Marion Bank stock for the common stock of a bank holding company. The reorganization was consummated on May 16, 1996. The transaction represented an internal reorganization and the historical basis of assets and liabilities have been carried forward without change.

Nature of Operations: Commercial, real estate, and installment loans are made to customers primarily in Marion County, Ohio. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans are secured by both residential and commercial real estate. All operations are in the banking industry.

Use of Estimates: To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments and the status of contingencies are particularly subject to change.

Cash Flow Reporting: Cash and cash equivalents include cash on hand, demand deposits with other financial institutions and federal funds sold. Cash flows are reported net for customer loan and deposit transactions, interest-bearing time deposits with other financial institutions and short-term borrowings with maturities of 90 days or less.

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in shareholders' equity, net of tax. Realized gains are based on the amortized cost of the specific security sold. Securities are written down to fair value when a decline in fair value is not temporary. Interest and dividend income includes amortization of purchase premium or discount.


--------------------------------------------------------------------------------

                                  (Continued)

                        OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 60 days. Payments received on such loans are reported as principal reductions.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer and credit card loans and on an individual basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loans are reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 60 days or more, or when it is probable that all principal and interest amounts will not be collected according to the original terms of the loan.

Premises and Equipment: Asset cost is reported net of accumulated depreciation. Depreciation expense is calculated generally on the straight-line method over asset useful lives. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable. Maintenance and repairs are expensed and major improvements are capitalized.

Other Real Estate Owned and Repossessions: Real estate properties and repossessions acquired in collection of a loan are recorded at fair value at acquisition. Any reduction to fair value from the carrying value of the related loan is accounted for as a loan loss. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or fair value less costs to sell. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported as net loss on other real estate owned and repossessions.


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates

Dividend Restriction: Banking regulations require the maintenance of certain capital levels and may limit the amount of dividends which may be paid by the Bank to the Corporation. For regulatory capital requirements, see a separate note.

Earnings Per Share: Basic earnings per share is based on weighted-average common shares outstanding. Diluted earnings per share is not currently applicable since the Corporation has no common stock equivalents.

Reclassifications: Certain reclassifications have been made to the 1996 financial statements to be comparable to the 1997 presentation.


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES

Year-end securities were as follows:


                                                                               1997
                                                   -----------------------------------------------------------
                                                                      Gross           Gross
                                                   Amortized       Unrealized      Unrealized          Fair
                                                     Cost             Gains          Losses            Value
                                                     ----             -----          ------            -----
AVAILABLE FOR SALE
     U.S. Treasury securities                   $     650,291    $      3,897                    $     654,188
     Obligations of U.S. government
       agencies                                       502,203           1,772                          503,975
     Mortgage-backed securities                     5,979,249          11,438     $    22,395        5,968,292
                                                -------------    ------------      ----------    -------------
        Total debt securities available
          for sale                                  7,131,743          17,107          22,395        7,126,455
     Other securities                                 223,140                                          223,140
                                                -------------    ------------     -----------    -------------
        Total securities
          available for sale                    $   7,354,883    $     17,107     $    22,395    $   7,349,595
                                                =============    ============     ===========    =============

HELD TO MATURITY
     Obligations of U.S.
       government agencies                      $     500,000                     $     8,410    $     491,590
     Obligations of state and political
       subdivisions                                 2,159,045    $     80,778                        2,239,823
                                                -------------     -----------     -----------    -------------
        Total securities held to
          maturity                              $   2,659,045    $     80,778     $     8,410    $   2,731,413
                                                =============    ============     ===========    =============


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

                                                                               1996
                                                   -----------------------------------------------------------
                                                                      Gross           Gross
                                                   Amortized       Unrealized      Unrealized          Fair
                                                     Cost             Gains          Losses            Value
                                                     ----             -----          ------            -----
AVAILABLE FOR SALE
     Obligations of U.S. government
       agencies                                 $   1,713,884    $        739     $     7,264    $   1,707,359
     Mortgage-backed securities                     6,257,609           3,872          61,148        6,200,333
                                                -------------    ------------     -----------    -------------
        Total debt securities available
          for sale                                  7,971,493           4,611          68,412        7,907,692
     Other securities                                 181,840                                          181,840
                                                -------------    ------------     -----------    -------------
        Total securities
          available for sale                    $   8,153,333    $      4,611     $    68,412    $   8,089,532
                                                =============    ============     ===========    =============

HELD TO MATURITY
     U.S. Treasury securities                   $      99,912    $        213                    $     100,125
     Obligations of U.S.
       government agencies                            500,000                     $    32,755          467,245
     Obligations of state and political
       subdivisions                                 2,029,368          21,692           9,162        2,041,898
                                                -------------    ------------     -----------    -------------
        Total securities held to
          maturity                              $   2,629,280    $     21,905     $    41,917    $   2,609,268
                                                =============    ============     ===========    =============


  Sales of available for sales securities were:
                                                                                    1997               1996
                                                                                    ----               ----

     Proceeds                                                                $     1,819,921    $    2,714,626
     Gross gains                                                                         946            15,956
     Gross losses                                                                        795             8,642


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

Contractual maturities of securities at year-end were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.


                                       Available-for-sale securities             Held to maturity securities
                                       -----------------------------             ---------------------------
                                        Amortized          Fair                  Amortized         Fair
                                          Cost             Value                   Cost            Value
                                          ----             -----                   ----            -----
Due in one year or less                                                      $     500,000     $     491,590
Due from one to five years           $   1,152,494    $   1,158,163
Due from five to ten years                                                         134,770           142,215
Due after ten years                                                              2,024,275         2,097,608
Mortgage-backed                          5,979,249        5,968,292
Other securities                           223,140          223,140
                                     -------------    -------------          -------------     -------------
                                     $   7,354,883    $   7,349,595          $   2,659,045     $   2,731,413
                                     =============    =============          =============     =============


Securities with carrying values of $3,938,000 and $4,946,000 at December 31, 1997 and 1996 were pledged to secure public deposits and for other purposes.


NOTE 3 - LOANS

Year-end loans were as follows:

                                               1997                1996
                                               ----                ----
    Commercial                            $    13,059,019    $     10,395,804
    Installment                                17,474,294          13,967,939
    Real estate                                 3,307,311           2,761,119
    Credit card                                   595,324             554,928
    Other                                          15,330              33,708
                                          ---------------    ----------------
                                               34,451,278          27,713,498
   Net deferred loan costs                        255,691             140,557
   Allowance for loan losses                     (311,095)           (281,142)
                                          ---------------    ----------------
                                          $    34,395,874    $     27,572,913
                                          ===============    ================

--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

Activity in the allowance for loan losses was as follows:


                                                          1997              1996
                                                          ----              ----
   Beginning balance                              $      281,142     $      252,174
   Loans charged off                                    (141,854)          (165,534)
   Recoveries of previous charge-offs                     32,807             31,502
   Provision for loan losses                             139,000            163,000
                                                  --------------     --------------
   Ending balance                                 $      311,095     $      281,142
                                                  ==============     ==============

Impaired loans were as follows:
                                                            1997
                                                            ----
   Year-end impaired loans with allowance for
     loan losses allocated                        $      282,000
   Amount of the allowance allocated                      32,000
   Average of impaired loans during the year              87,916
   Total interest income recognized during impairment      1,700
   Cash-basis interest income recognized                   1,700



As of and for the year ended December 31, 1996, the Corporation had no loans for which impairment was required to be evaluated on an individual basis. Loans on which the accrual of interest has been discontinued because circumstances indicate that collection is questionable amounted to $316,880 and $29,147 at December 31, 1997 and 1996. All impaired loans are also included in nonaccrual loans.


NOTE 4 - PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows:


                                                           1997              1996
                                                           ----              ----
   Land                                             $      115,875     $      115,875
   Premises                                                416,479            415,079
   Equipment                                             1,317,423          1,279,995
   Building and leasehold improvements                     123,476            104,273
                                                    --------------     --------------
        Total cost                                       1,973,253          1,915,222
   Less accumulated depreciation                        (1,136,066)        (1,000,653)
                                                    --------------     --------------
                                                    $      837,187     $      914,569
                                                    ==============     ==============


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 4 - PREMISES AND EQUIPMENT (Continued)

The Bank's branch facility is leased under an operating lease. The lease term is for twenty years. At the conclusion of the fifth, tenth and fifteenth years of the lease, the rent shall be adjusted by 50% of the cumulative increase in the Consumer Price Index over the previous five years with a minimum of 5% increase and a maximum of 10% increase for any one five-year period. The Corporation also leases space for one of its automated teller machines under an operating lease. The lease term is for one year expiring in November 1998. Upon expiration, the lease will be continued, rewritten, or terminated. Total rental expense was $40,148 in 1997.

Rental commitments under noncancelable operating leases are:

                           1998                         $     54,148
                           1999                               38,748
                           2000                               38,748
                           2001                               38,883
                           2002                               40,685
                           Thereafter                        597,775
                                                        ------------
                                                        $    808,987
                                                        ============


NOTE 5 - DEPOSITS

At year-end, total interest-bearing deposits were comprised of the following classifications:

                                                                          1997               1996
                                                                          ----               ----
    Demand                                                        $     6,741,609    $      5,956,981
    Savings                                                             9,229,034           8,349,565
    Time:
         In denominations under $100,000                               16,065,307          14,665,983
         In denominations of $100,000 or more                           6,860,545           6,167,571
                                                                  ---------------    ----------------
    Total interest-bearing deposits                               $    38,896,495    $     35,140,100
                                                                  ===============    ================



At year-end, stated maturities of time deposits were as follows:

          1998                                              $     14,132,451
          1999                                                     6,206,093
          2000                                                     2,495,457
          2001                                                        91,851
                                                            ----------------
                                                            $     22,925,852
                                                            ================

--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 5 - DEPOSITS (Continued)

At year-end, stated maturities of certificates of deposit of $100,000 or more were as follows:

                                                      1997              1996
                                                      ----              ----
   Three months or less                        $    1,250,714     $    1,615,757
   Three through six months                         2,299,909          2,317,897
   Six through twelve months                        2,230,282          1,933,917
   Over twelve months                               1,079,640            300,000
                                               --------------     --------------
                                               $    6,860,545     $    6,167,571
                                               ==============     ==============


NOTE 6 - BORROWINGS

Federal funds purchased and a line of credit from the Federal Home Loan Bank of Cincinnati are financing arrangements. Information concerning borrowings is summarized as follows:

                                                       1997            1996
                                                       ----            ----
  Maximum month-end balance during the year       $  1,981,000     $  1,000,000
  Average month-end balance during the year            644,561          548,376
  Average interest rate during the year                   5.89%            5.47%


The Bank's maximum line of credit with the Federal Home Loan Bank was $3,588,000 and $2,100,000, at December 31, 1997 and 1996. No borrowings were outstanding on this line of credit as of December 31, 1997 or 1996. Advances under the agreement are collateralized by a blanket pledge of the Bank's real estate mortgage loan portfolio and Federal Home Loan Bank stock.


NOTE 7 - EMPLOYEE BENEFITS

The Corporation provides a profit sharing plan which covers substantially all employees. Eligible employees may contribute up to 15% of their compensation subject to a maximum statutory limitation. The Corporation matches 50% of all employee contributions not to exceed 6% of the participant's base compensation. In addition, the Corporation may make an additional discretionary contribution allocated to all eligible participants on the basis of compensation. Contributions by the Corporation were $9,900 and $15,100 for the years ended December 31, 1997 and 1996.


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 8 - INCOME TAXES

The provision for income taxes was as follows:

                                                    1997            1996
                                                    ----            ----
         Current                              $     61,570     $     45,509
         Deferred                                   64,509           53,876
                                              ------------     ------------
                                              $    126,079     $     99,385
                                              ============     ============


The sources of gross deferred tax assets and gross deferred tax liabilities at year-end were as follows:

                                                               1997            1996
                                                               ----            ----
         Deferred tax assets
              Allowance for loan losses                  $     68,190     $     61,486
              Alternative minimum tax credit                    6,761            9,894
              Leases                                            2,412
              Unrealized loss on securities
                available for sale                              1,798           21,692
              Other                                                              1,587
                                                         ------------     ------------
                  Total deferred tax assets                    79,161           94,659

         Deferred tax liabilities
              Depreciation                                    (32,338)         (24,879)
              Leases                                                               (27)
              Accrual to cash conversion                     (135,197)         (76,928)
              Other                                           (14,054)         (10,850)
                                                         ------------     ------------
                  Total deferred tax liabilities             (181,589)        (112,684)
                                                         ------------     ------------
              Net deferred tax liability                 $   (102,428)    $    (18,025)
                                                         ============     ============

The difference between the financial statement tax provision and amounts computed by applying the statutory federal income tax to income before taxes was as follows:

                                                      1997            1996
                                                      ----            ----
    Income tax expense at the statutory
      federal tax rate                           $    160,744     $    121,989
    Tax exempt interest                               (31,932)         (26,548)
    Other items                                        (2,733)           3,944
                                                 -------------    ------------
         Total provision for income taxes        $    126,079     $     99,385
                                                 ============     ============

--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 9 - RELATED PARTIES

Certain directors, executive officers and companies with which they are affiliated were loan customers during 1997. Following is an analysis of such loans:


        Total loans at January 1, 1997                    $       546,015
        New loans                                                 637,438
        Repayments                                               (178,660)
                                                          ---------------
            Total loans at December 31, 1997              $     1,004,793
                                                          ===============

NOTE 10 - COMMITMENTS, OFF-BALANCE SHEET RISK AND CONTINGENCIES

Various contingent liabilities are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material affect on the financial condition or results of operations.

At year-end 1997 and 1996, reserves of $370,000 and $313,000 were required as deposits with the Federal Reserve or as cash on hand. These reserves do not earn interest.

Included in cash and cash equivalents at year-end 1997 and 1996 was approximately $2,952,000 and $1,547,000, on deposit with the Independent State Bank of Ohio.

Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These involve, to varying degrees, credit and interest-rate risk in excess of the amounts reported in the financial statements.

Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit and financial guarantees written. The same credit policies are used for commitments and conditional obligations as are used for loans.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being used, the total commitments do not necessarily represent future cash requirements. Standby letters of credit and financial guarantees written are conditional commitments to guarantee a customer's performance to a third party.


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 10 - COMMITMENTS, OFF-BALANCE SHEET RISK AND CONTINGENCIES
  (Continued)

Commitments to extend credit, primarily in the form of undisbursed portions of approved lines of credit, are principally variable rate commitments. The interest rates on these commitments ranged from 6.2% to 11.5% at year-end 1997 and 5.9% to 10.9% at year-end 1996. Outstanding commitments for credit cards had rates ranging from 12.0% to 17.9% at year-end 1997 and 14.3% to 16.8% at year-end 1996. Of the total outstanding balances on credit cards year-end 1997, 59% were fixed rate and 41% were variable rate and at year-end 1996, 62% were fixed rate and 38% were variable rate.

A summary of the contractual amounts of financial instruments with off-balance-sheet risk at year-end were as follows:

                                                          1997           1996
                                                          ----           ----
    Commitments to extend credit                   $  3,272,000     $  3,770,000
    Credit card arrangements                          1,203,000        1,010,000


NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

Financial instruments at year-end were as follows:


                                                        1997                                 1996
                                                        ----                                 ----

                                             Carrying           Fair              Carrying            Fair
                                              Amount            Value              Amount             Value
                                              ------            -----              ------             -----
Financial assets
     Cash and cash equivalents           $    3,726,486    $    3,726,486     $     2,688,038   $    2,688,038
     Interest-earning deposits                  199,000           199,445             499,000          501,860
     Securities available for sale            7,349,595         7,349,595           8,089,532        8,089,532
     Securities held to maturity              2,659,045         2,731,413           2,629,280        2,609,268
     Loans receivable, net                   34,395,874        34,302,991          27,572,913       27,511,265
     Accrued interest receivable                341,961           341,961             347,580          347,580

Financial liabilities
     Demand and savings
       deposits                             (22,982,871)      (22,982,871)        (18,635,416)     (18,635,416)
     Time deposits                          (22,925,852)      (23,035,701)        (20,833,554)     (20,963,699)
     Accrued interest payable                  (218,240)         (218,240)           (236,798)        (236,798)


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

The estimated fair value approximates carrying amount for all items except those described below. Estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. Estimated fair value for loans is based on the rates charged at year end for new loans with similar maturities, applied until the loan is assumed to reprice or be paid. Estimated fair value for time deposits is based on the rates paid at year end for new deposits applied until maturity. Estimated fair value for other financial instruments and off-balance-sheet loan commitments are considered nominal.


NOTE 12 - REGULATORY MATTERS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.


                                          Capital to risk-
                                           weighted assets
                                           ---------------      Tier 1 capital
                                        Total        Tier 1    to average assets
                                        -----        ------    -----------------
    Well capitalized                     10%          6%             5%
    Adequately capitalized                8%          4%             4%
    Undercapitalized                      6%          3%             3%

--------------------------------------------------------------------------------


                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 12 - REGULATORY MATTERS (Continued)

At year-end 1997 and 1996, the Bank was categorized as well capitalized. No conditions or events have occurred subsequent to year-end 1997 that management believes have changed the Bank's category. Actual capital levels for the Bank and minimum required levels (in thousands) were:


                                                                                           Minimum Required
                                                                                              To Be Well
                                                                Minimum Required           Capitalized Under
                                                                   For Capital             Prompt Corrective
                                            Actual              Adequacy Purposes         Action Regulations
                                            ------              -----------------         ------------------
                                      Amount      Ratio        Amount       Ratio          Amount       Ratio
                                      ------      -----        ------       -----          ------       -----
1997
Total capital (to risk weighted
  assets)                            $  3,822    10.2%        $   2,998     8.0%         $   3,747      10.0%
Tier 1 capital (to risk weighted
  assets)                            $  3,541     9.5%        $   1,499     4.0%         $   2,248       6.0%
Tier 1 capital (to average assets)   $  3,541     7.3%        $   1,933     4.0%         $   2,416       5.0%

1996

Total capital (to risk weighted
  assets)                            $  3,499    11.4%        $   2,446     8.0%         $   3,058      10.0%
Tier 1 capital (to risk weighted
  assets)                            $  3,218    10.5%        $   1,223     4.0%         $   1,835       6.0%
Tier 1 capital (to average assets)   $  3,218     7.4%        $   1,729     4.0%         $   2,161       5.0%

The Corporation's primary source of funds with which to pay dividends is dividends received from the Bank. The payment of dividends by the Bank to the Corporation is subject to restrictions by its regulatory agency. These restrictions generally limit dividends to current and prior two years retained earnings as defined by the regulations. In addition, dividends may not reduce capital levels below the minimum regulatory requirements disclosed above. Under the most restrictive of these requirements, the Corporation estimates retained earnings available for payment of dividends by the Bank to the Corporation approximates $75,000 in order to maintain the well capitalized status at year-end 1997.


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 13 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

The following are condensed parent company only financial statements for Ohio State Bancshares, Inc. Earnings for the Corporation, for 1996 include its equity in the earnings of the Bank for the period beginning May 16, 1996, the effective date of the holding company formation.

                             CONDENSED BALANCE SHEET
                           December 31, 1997 and 1996


                                                                                    1997              1996
                                                                                    ----              ----
Assets:
Cash and cash equivalents                                                     $         4,061    $         469
Investment in bank subsidiary                                                       3,518,402        3,176,164
Organizational costs, net                                                              34,016           43,972
Other assets                                                                            6,336            5,375
                                                                              ---------------    -------------
Total assets                                                                  $     3,562,815    $   3,225,980
                                                                              ===============    =============

Shareholders' equity                                                          $     3,562,815    $   3,225,980
                                                                              ===============    =============


                         CONDENSED STATEMENTS OF INCOME
  Year ended December 31, 1997 and Period of May 16, 1996 - December 31, 1996

                                                                                    1997                1996
                                                                                    ----                ----
Dividends from bank subsidiary                                                $        52,240    $     107,240
                                                                              ---------------    -------------
Total expense                                                                          13,884           10,559
                                                                              ---------------    -------------
Income before income tax and equity in
  undistributed net income                                                             38,356           96,681
Income tax benefit                                                                      4,721            1,615
Equity in undistributed net income of subsidiary                                      303,619          102,378
                                                                              ---------------    -------------
Net income                                                                    $       346,696    $     200,674
                                                                              ===============    =============


--------------------------------------------------------------------------------

                                  (Continued)

                           OHIO STATE BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

--------------------------------------------------------------------------------

NOTE 13 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS (Continued)

                        CONDENSED STATEMENT OF CASH FLOWS
   Year ended December 31, 1997 and Period of May 16, 1996 - December 31, 1996


                                                                                      1997              1996
                                                                                      ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                    $       346,696    $     200,674
      Adjustments:
          Equity in undistributed net income
            of subsidiary                                                            (303,619)        (102,378)
          Change in other assets                                                         (961)         (55,155)
          Amortization                                                                  9,956            5,808
                                                                              ---------------    -------------
               Net cash from operating activities                                      52,072           48,949

CASH FLOWS FROM FINANCING ACTIVITIES
      Dividends                                                                       (48,480)         (48,480)
                                                                              ---------------    -------------
               Net cash from financing activities                                     (48,480)         (48,480)
                                                                              ---------------    -------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                 3,592              469
CASH AT BEGINNING OF PERIOD                                                               469               --
                                                                              ---------------    -------------

CASH AT END OF PERIOD                                                         $         4,061    $         469
                                                                              ===============    =============



--------------------------------------------------------------------------------

                                  (Continued)

ITEM 8 - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
  ON ACCOUNTING AND FINANCIAL DISCLOSURE

No changes in or disagreements with the Corporation's independent accountants on accounting and financial disclosure have occurred during the two most recent fiscal years.


                                    PART III


ITEM 9 - DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
  PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Information concerning Directors and Executive Officers of the Corporation appears on pages 3 and 4 under the captions Continuing Directors and Nominees in the Corporation's Definitive Proxy Statement dated March 15, 1998 for the Annual Meeting of Shareholders to be held on April 9, 1998 and is incorporated herein by reference.


ITEM 10 - EXECUTIVE COMPENSATION

Information concerning executive compensation appears on pages 6 and 7 under the captions Executive Compensation and Other Information in the Corporation's Definitive Proxy Statement dated March 15, 1998 for the Annual Meeting of Shareholders to be held on April 9, 1998 and is incorporated herein by reference.


ITEM 11 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT

Information concerning security ownership of certain beneficial owners and management is contained on pages 3 and 4 under the captions Continuing Directors and Nominees in the Corporation's Definitive Proxy Statement dated March 15, 1998 for the Annual Meeting of Shareholders to be held on April 9, 1998 and is incorporated herein by reference.


ITEM 12 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Information concerning certain relationships and related transactions is contained on page 8 under the caption Certain Transactions in the Corporation's Definitive Proxy Statement dated March 15, 1998 for the Annual Meeting of Shareholders to be held on April 9, 1998 and is incorporated herein by reference.



--------------------------------------------------------------------------------

                                  (Continued)

ITEM 13 - EXHIBITS LIST AND REPORTS ON FORM 8-K

(a)     EXHIBITS


                                                                                          Reference to
  Regulation S-B                                                                          Prior Filing
      Exhibit                                                                            Exhibit Number
      Number                           Description of Document                           Attached Hereto
      ------                           -----------------------                           ---------------
        3.1                     Amended Articles of Incorporation of
                                  the Corporation                                           *      1

        3.2                     Code of Regulations of the Corporation                      *      2

        4                       Form of Shares Certificate of Common Shares                 *      3

       10.1                     Lease Agreement Between Henney and
                                  Cooper, Inc. and The Marion Bank for
                                  Branch on Richland Road in Marion, Ohio                   **     4

       10.2                     Executive Indexed Salary Continuation
                                  Plan Agreement for President                              **     5

       10.3                     Executive Indexed Salary Continuation
                                  Plan Agreement for Executive Officers                     ***    6

       20                       Proxy Statement for the 1997 Annual                         ****   7
                                  Meeting of the Shareholders

       21                       Subsidiaries of the Registrant                              **     8

       27                       Financial Data Schedule                                     ***    9

       99                       Safe Harbor under the Private Securities
                                  Litigation Reform Act of 1996                             ***   10


* Indicates documents which have been previously filed as part of the Issuer's Registration Statement Under the Securities Act of 1933 on Form S-4 (file number 33-75866) dated April 18, 1994 and amended and declared effective April 16, 1996. All of such previously filed documents are hereby incorporated by reference in accordance with Item 601 of Regulation S-B. Such documents are available to shareholders without charge upon request.

** Indicates documents which have been previously filed as part of the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1996. All of such previously filed documents are hereby incorporated by reference. Such documents are available to shareholders without charge upon request.

*** The indicated exhibit has been filed as separate pages of the 1997 Form 10-KSB and is available to shareholders upon request.

**** The indicated exhibit was separately filed by the Corporation and such document is incorporated herein by reference.


(b)     REPORTS ON FORM 8-K

No reports on Form 8-K were filed during the last quarter of the period covered by this report.



--------------------------------------------------------------------------------

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                          OHIO STATE BANCSHARES, INC.

     March 19, 1998                                       By:    /s/GARY E. PENDLETON
   ------------------                                         ------------------------------------
           Date                                                  Gary E. Pendleton, President

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of registrant and in the capacities indicated on March 19, 1998.



              Signatures                                                    Signatures
              ----------                                                    ----------

     /s/GARY E. PENDLETON                                                /s/LLOYD L. JOHNSTON
-----------------------------------------------                    ----------------------------------------------
Gary E. Pendleton                                                  Lloyd L. Johnston
President and Chief Executive Officer, Director                    Director


     /s/WILLIAM H. HARRIS                                                /s/F. WINTON LACKEY
-----------------------------------------------                    ----------------------------------------------
William H. Harris                                                  F. Winton Lackey
Executive Vice President and Cashier, Director                     Director


     /s/FRED K. WHITE                                                    /s/THURMAN R. MATHEWS
-----------------------------------------------                    ----------------------------------------------
Fred K. White                                                      Thurman R. Mathews
Director, Chairman of the Board                                    Director


     /s/SAMUEL J. BIRNBAUM                                               /s/PETER B. MILLER
-----------------------------------------------                    ----------------------------------------------
Samuel J. Birnbaum                                                 Peter B. Miller
Director                                                           Director


     /s/LOIS J. FISHER                                                   /s/JOHN OWENS
-----------------------------------------------                    ----------------------------------------------
Lois J. Fisher                                                     John Owens
Director                                                           Director


     /s/THEODORE L. GRAHAM
-----------------------------------------------
Theodore L. Graham
Director




--------------------------------------------------------------------------------

                             BOARD OF DIRECTORS (1)



Fred K. White - Chairman..............................................    Retired, Division Manager,
                                                                          Ohio Edison
                                                                          Marion, Ohio

Gary E. Pendleton.....................................................    President and CEO,
                                                                          The Marion Bank
                                                                          Marion, Ohio

Samuel J. Birnbaum....................................................    Director of Real Estate,
                                                                          Lodgekeeper, Inc.
                                                                          Prospect, Ohio

Lois J. Fisher .......................................................    Owner, Harding Motor Lodge
                                                                          Marion, Ohio

Theodore L. Graham....................................................    Managing Partner, Graham
                                                                          Investment Co.
                                                                          Marion, Ohio

William H. Harris.....................................................    Executive Vice President and
                                                                          Cashier, The Marion Bank
                                                                          Marion, Ohio

Lloyd L. Johnston.....................................................    President, Johnston Supply
                                                                          Company
                                                                          Marion, Ohio

F. Winton Lackey......................................................    President, Mid-Ohio Packaging
                                                                          Marion, Ohio

Thurman R. Mathews....................................................    Owner, Mathews-Kennedy Ford/
                                                                          Lincoln Mercury
                                                                          Marion, Ohio

Peter B. Miller.......................................................    Owner, Pete Miller, Inc.
                                                                          Marion, Ohio

John Owens     .......................................................    Retired Owner, Owens Electric
                                                                          Marion, Ohio

(1)    All are Directors of Ohio State Bancshares, Inc. and The Marion Bank



--------------------------------------------------------------------------------

OHIO STATE BANCSHARES, INC.

EXECUTIVE OFFICERS

Fred K. White, Chairman of the Board
Gary E. Pendleton, President and Chief Executive Officer
William H. Harris, Secretary/Treasurer


THE MARION BANK

EXECUTIVE OFFICERS

Gary E. Pendleton, President and Chief Executive Officer
William H. Harris, Executive Vice President and Cashier
Kevin C. Smith, Senior Vice President


TRANSFER AGENT, REGISTRAR & DIVIDEND DISBURSING AGENT

The Marion Bank
111 South Main Street
Marion, Ohio  43302
(740) 387-2265



ANNUAL MEETING

The annual shareholders' meeting will be held April 9, 1998, at 5 p.m. in the main office of The Marion Bank, 111 South Main Street, Marion, Ohio.






--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

(MARK ONE)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


For the quarterly period ended September 30, 1998


[ ]        TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT

For the transaction period from       to      .
                                -----    -----

                         Commission file number: 0-28648
                                                 -------

                           Ohio State Bancshares, Inc.
        -----------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

             Ohio                                      34-1816546
--------------------------------          -------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                    111 South Main Street, Marion, Ohio 43302
                    -----------------------------------------
                    (Address of principal executive offices)

                                 (740) 387-2265
                           ---------------------------
                           (Issuer's telephone number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                                              ---     ---

Indicate the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.


Common stock, $10.00 par value                 121,200 common shares
                                               outstanding at November 9, 1998

Transitional Small Business Disclosure Format (check one):
Yes      No  X
    ---     ---

                           OHIO STATE BANCSHARES, INC.
                                   FORM 10-QSB
                        QUARTER ENDED SEPTEMBER 30, 1998

-------------------------------------------------------------------------------

                                                                         Page
                                                                         ----
PART I - FINANCIAL INFORMATION

Item 1. Financial Statements (Unaudited)

       Condensed Consolidated Balance Sheets ...........................    3

       Condensed Consolidated Statements of Income .....................    4

       Condensed Consolidated Statements of Comprehensive Income .......    5

       Condensed Consolidated Statements of Changes in
         Shareholders' Equity ..........................................    6

       Condensed Consolidated Statements of Cash Flows .................    7

       Notes to the Consolidated Financial Statements ..................    8


Item 2. Management's Discussion and Analysis of Financial Condition
             and Results of Operations .................................   16


PART II - OTHER INFORMATION

Item 1.  Legal Proceedings .............................................   22

Item 2.  Changes in Securities and Use of Proceeds .....................   22

Item 3.  Defaults Upon Senior Securities ...............................   22

Item 4.  Submission of Matters to a Vote of Security Holders ...........   22

Item 5.  Other Information .............................................   22

Item 6.  Exhibits and Reports on Form 8-K ..............................   22

SIGNATURES .............................................................   23

                                    OHIO STATE BANCSHARES, INC.
                    PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                            (Unaudited)

----------------------------------------------------------------------------------------------------
                                                                   September 30,       December 31,
                                                                       1998                1997
                                                                       ----                ----
ASSETS
Cash and due from banks                                             $ 2,602,037        $ 2,669,486
Federal funds sold                                                      919,000          1,057,000
                                                                    -----------        -----------
     Total cash and cash equivalents                                  3,521,037          3,726,486
Interest-earning deposits in other banks                                     --            199,000
Securities available for sale                                         8,800,900          7,349,595
Securities held to maturity (Fair value of $3,241,311
  at September 30, 1998 and $2,731,413 at December 31, 1997)          3,099,227          2,659,045
Loans, net of allowance for loan losses                              38,837,455         34,395,874
Premises and equipment, net                                             821,340            837,187
Other real estate owned and repossessions                                51,206             18,598
Accrued interest receivable                                             419,716            341,961
Other assets                                                            354,083            266,124
                                                                    -----------        -----------

         Total assets                                               $55,904,954        $49,793,870
                                                                    ===========        ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
     Noninterest-bearing                                            $ 6,942,862        $ 7,012,228
     Interest-bearing                                                44,610,643         38,896,495
                                                                    -----------        -----------
         Total                                                       51,553,505         45,908,723
Accrued interest payable                                                233,434            218,240
Other liabilities                                                       240,457            104,092
                                                                    -----------        -----------
     Total liabilities                                               52,027,396         46,231,055

Shareholders' equity
Common stock, $10.00 par value; 500,000 shares authorized;
  121,200 shares issued and outstanding                               1,212,000          1,212,000
Additional paid-in capital                                            1,831,227          1,831,227
Retained earnings                                                       806,307            523,078
Unrealized gain (loss) on securities available
  for sale, net of tax                                                   28,034             (3,490)
                                                                    -----------        -----------
     Total shareholders' equity                                       3,877,568          3,562,815
                                                                    -----------        -----------

         Total liabilities and shareholders' equity                 $55,904,964        $49,793,870
                                                                    ===========        ===========

---------------------------------------------------------------------------------------------------

   See accompanying notes to the condensed consolidated financial statements.




                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

--------------------------------------------------------------------------------------------------------------------------

                                                               Three Months Ended                   Nine Months Ended
                                                                  September 30,                       September 30,
                                                                  -------------                       -------------
                                                              1998             1997              1998              1997
                                                              ----             ----              ----              ----
INTEREST INCOME
     Loans, including fees                                 $  888,617        $786,422         $2,580,457        $2,169,956
     Taxable securities                                       120,258         119,156            344,279           388,785
     Nontaxable securities                                     37,464          26,922             97,859            81,522
     Other                                                     13,012          11,661             36,137            32,273
                                                           ----------        --------         ----------        ----------
         Total interest income                              1,059,351         944,161          3,058,732         2,672,536

INTEREST EXPENSE
     Deposits                                                 487,143         420,098          1,377,102         1,182,329
     Other borrowings                                             253          13,785              3,021            37,701
                                                           ----------        --------         ----------        ----------
         Total interest expense                               487,396         433,883          1,380,123         1,220,030
                                                           ----------        --------         ----------        ----------

NET INTEREST INCOME                                           571,955         510,278          1,678,609         1,452,506
Provision for loan losses                                      40,000          24,000            157,000            77,000
                                                           ----------        --------         ----------        ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           531,955         486,278          1,521,609         1,375,506

NONINTEREST INCOME
     Fees for other customer services                          67,203          54,765            195,908           156,149
     Net realized gain on sales of securities
       available for sale                                          --            (296)                --               494
     Other income                                                 538           3,381             21,683            18,382
                                                           ----------        --------         ----------        ----------
         Total noninterest income                              67,741          57,850            217,591           175,025

NONINTEREST EXPENSE
     Salaries and employee benefits                           200,378         168,601            589,211           520,062
     Occupancy expense                                         90,168          82,775            270,496           251,791
     Office supplies                                           26,442          20,428             69,221            65,577
     FDIC and state assessments                                 4,559           3,750             12,862            11,348
     Taxes other than income                                   14,100           8,396             43,580            32,101
     Legal and accounting                                      14,220          14,744             43,053            42,194
     Advertising and public relations                          10,186          13,513             33,443            45,942
     Loss on other real estate owned
       and repossessions                                        5,000           8,000             22,000            21,000
     Insurance                                                  6,681           6,629             20,151            19,886
     Credit card processing expense                            13,666          12,529             39,821            36,867
     Directors' fees                                           14,100           9,825             35,100            23,325
     Other expenses                                            38,578          45,247            113,682           118,326
                                                           ----------        --------         ----------        ----------
         Total noninterest expense                            438,078         394,437          1,292,620         1,188,419
                                                           ----------        --------         ----------        ----------

Income before federal income taxes                            161,618         149,691            446,580           362,112
Income taxes                                                   48,862          38,032            133,051            95,232
                                                           ----------        --------         ----------        ----------
NET INCOME                                                 $  112,756        $111,659         $  313,529        $  266,880
                                                           ==========        ========         ==========        ==========

BASIC AND DILUTED EARNINGS PER COMMON SHARE                $      .93        $    .92         $     2.59        $     2.20
                                                           ==========        ========         ==========        ==========

--------------------------------------------------------------------------------------------------------------------------

   See accompanying notes to the condensed consolidated financial statements.

                          OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
           CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                  (Unaudited)


-----------------------------------------------------------------------------------------------------------------

                                                           Three Months Ended              Nine Months Ended
                                                              September 30,                   September 30,
                                                              -------------                   -------------
                                                          1998            1997            1998            1997
                                                          ----            ----            ----            ----
NET INCOME                                              $112,756        $111,659        $313,529        $266,880

OTHER COMPREHENSIVE INCOME, NET OF TAX
     Unrealized gain (loss) on available for
       sale securities arising during the period          29,679          23,975          31,524          31,032
     Reclassification for realized amount                     --             193              --            (326)
                                                        --------        --------        --------        --------

COMPREHENSIVE INCOME                                    $142,435        $135,827        $345,053        $297,586
                                                        ========        ========        ========        ========

-----------------------------------------------------------------------------------------------------------------

   See accompanying notes to the condensed consolidated financial statements.

                          OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                  CONDENSED CONSOLIDATED STATEMENTS OF CHANGES
                            IN SHAREHOLDERS' EQUITY
                                  (Unaudited)

--------------------------------------------------------------------------------------------------------
                                                                                Nine Months Ended
                                                                                  September 30,
                                                                                  -------------
                                                                             1998               1997
                                                                             ----               ----
Balance at beginning of period                                            $3,562,815         $3,225,980

Net income                                                                   313,529            266,880

Cash dividends ($.25 per share in 1998 and $.20 per share in 1997)           (30,300)           (24,240)

Change in fair value of securities available for sale                         31,524             30,706
                                                                          ----------         ----------

Balance at end of period                                                  $3,877,568         $3,499,326
                                                                          ==========         ==========

--------------------------------------------------------------------------------------------------------

   See accompanying notes to the condensed consolidated financial statements.

                          OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

------------------------------------------------------------------------------------------------------------
                                                                                   Nine Months Ended
                                                                                      September 30,
                                                                                      -------------
                                                                                1998                1997
                                                                                ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                             $   313,529         $   266,880
     Adjustments to reconcile net income to net cash from
       operating activities
         Net amortization of premiums                                            27,880              16,102
         Provision for loan losses                                              157,000              77,000
         Depreciation and amortization                                           86,944             104,830
         Net realized gains on securities available for sale                         --                (494)
         Federal Home Loan Bank stock dividend                                   (9,700)             (8,100)
         Loss on sale of other real estate owned and repossessions               22,000              21,000
         Change in accrued interest receivable                                  (77,755)             13,752
         Change in accrued interest payable                                      15,194             (19,814)
         Change in other assets and other liabilities                            32,166             (51,137)
                                                                            -----------         -----------
              Net cash from operating activities                                567,258             420,019

CASH FLOWS FROM INVESTING ACTIVITIES
     Securities available for sale
         Purchases                                                           (3,121,323)         (1,694,598)
         Proceeds from maturities and principal paydowns                      1,703,713           1,142,488
         Proceeds from sales                                                         --           1,319,603
     Securities held to maturity
         Purchases                                                             (944,293)                 --
         Proceeds from maturities and principal paydowns                        500,000             100,000
     Net change in interest-earning deposits in other banks                     199,000             200,000
     Net change in loans                                                     (4,806,659)         (5,305,690)
     Proceeds from sale of other real estate owned and repossessions            153,470             105,280
     Purchases of premises and equipment                                        (71,097)            (49,419)
                                                                            -----------         -----------
         Net cash from investing activities                                  (6,387,189)         (4,182,336)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposit accounts                                           5,644,782           3,917,445
     Cash dividends paid                                                        (30,300)            (24,240)
                                                                            -----------         -----------
         Net cash from financing activities                                   5,614,482           3,893,205
                                                                            -----------         -----------

Net change in cash and cash equivalents                                        (205,449)            130,888

Cash and cash equivalents at beginning of period                              3,726,486           2,688,038
                                                                            -----------         -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $ 3,521,037         $ 2,818,926
                                                                            ===========         ===========

------------------------------------------------------------------------------------------------------------

   See accompanying notes to the condensed consolidated financial statements.

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of Ohio State Bancshares, Inc. ("OSB") at September 30, 1998, and its results of operations and cash flows for the periods presented. All such adjustments are normal and recurring in nature. The accompanying consolidated financial statements have been prepared in accordance with the instructions of Form 10-QSB and, therefore, do not purport to contain all necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances, and should be read in conjunction with the consolidated financial statements and notes thereto of OSB for the year ended December 31, 1997, included in its 1997 Annual Report. Reference is made to the accounting policies of OSB described in the notes to consolidated financial statements contained in its 1997 Annual Report. OSB has consistently followed these policies in preparing this Form 10-QSB.

The accompanying consolidated financial statements include the accounts of OSB and its wholly-owned subsidiary, The Marion Bank ("Bank"). All significant intercompany transactions and balances have been eliminated.

Commercial, real estate, and installment loans are made to customers primarily in Marion County, Ohio. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans are secured by both residential and commercial real estate. All operations are in the banking industry.

To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments and the status of contingencies are particularly subject to change.

For the nine months ended September 30, 1998 and 1997, cash paid for interest was $1,364,929 and $1,239,844, and cash paid for income taxes was $60,000 and $5,000. Noncash transfers from loans to other real estate owned and repossessions totaled $208,078 and $115,288 for the nine months ended September 30, 1998 and 1997.

Basic earnings per share is based on weighted-average common shares outstanding. Diluted earnings per share is not currently applicable since OSB has no common stock equivalents. The weighted average number of shares outstanding for all periods presented is 121,200.

-------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The provision for income taxes is based on the effective tax rate expected to be applicable for the entire year. Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are expected future tax consequences of temporary differences between the carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It was originally effective for transactions in 1997. SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," was issued in December 1996. SFAS 127 deferred, for one year, the effective date of provisions related to securities lending, repurchase agreements and other similar transactions. The remaining portions of SFAS No. 125 continued to be effective January 1, 1997. SFAS No. 125 did not have a material impact on OSB's financial statements for transactions subject to the Statement beginning January 1, 1998.

OSB adopted on January 1, 1998, SFAS No. 130, "Reporting Comprehensive Income," issued by the FASB in June 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement.

SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

-------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This Statement significantly changes the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about reportable segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 uses a "management approach" to disclose financial and descriptive information about an enterprise's reportable operating segments which is based on reporting information the way that management organizes the segments within the enterprise for making operating decisions and assessing performance. For many enterprises, the management approach will likely result in more segments being reported. In addition, SFAS No. 131 requires significantly more information to be disclosed for each reportable segment than is presently being reported in annual financial statements. The Statement also requires that selected information be reported in interim financial statements. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. No additional disclosure under SFAS No. 131 was required for OSB.

In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 132 amends the disclosure requirements of previous pension and other postretirement benefit accounting standards by requiring additional disclosures about such plans as well as eliminating some disclosures no longer considered useful. SFAS No. 132 also allows greater aggregation of disclosures for employers with multiple defined benefit plans. Non-public companies are subject to reduced disclosure requirements, however, such entities may elect to follow the full disclosure requirements of SFAS No. 132. SFAS No. 132 will be effective for 1998 and is not expected to have a significant impact on the OSB's financial statements.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 does not allow hedging of a security which is classified as held to maturity, accordingly, upon adoption of SFAS No. 133, companies may reclassify any security from held to maturity to available for sale if they wish to be able to hedge the security in the future. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 with early adoption encouraged for any fiscal quarter beginning July 1, 1998 or later, with no retroactive application.

-------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

-------------------------------------------------------------------------------

NOTE 2 - SECURITIES

Securities at September 30, 1998 and December 31, 1997 were as follows:

                                                                     September 30, 1998
                                                -----------------------------------------------------------
                                                                    Gross         Gross
                                                Amortized        Unrealized     Unrealized         Fair
                                                   Cost             Gains         Losses           Value
                                                   ----             -----         ------           -----
AVAILABLE FOR SALE
U.S. Treasury securities                        $1,447,345        $ 25,330        $    --        $1,472,675
Obligations of U.S. government agencies          1,001,523          11,932             --         1,013,455
Mortgage-backed securities                       6,076,716          20,672         15,458         6,081,930
                                                ----------        --------        -------        ----------
Total debt securities available for sale         8,525,584          57,934         15,458         8,568,060
Other securities                                   232,840              --             --           232,840
                                                ----------        --------        -------        ----------
   Total securities available for sale          $8,758,424        $ 57,934        $15,458        $8,800,900
                                                ==========        ========        =======        ==========

HELD TO MATURITY
Obligations of states and political
  subdivisions                                  $3,099,227        $142,084        $    --        $3,241,311
                                                ==========        ========        =======        ==========

                                                                     December 31, 1997
                                                -----------------------------------------------------------
                                                                    Gross         Gross
                                                Amortized        Unrealized     Unrealized         Fair
                                                   Cost             Gains         Losses           Value
                                                   ----             -----         ------           -----
AVAILABLE FOR SALE
U.S. Treasury securities                        $  650,291         $ 3,897        $    --        $  654,188
Obligations of U.S. government agencies            502,203           1,772             --           503,975
Mortgage-backed securities                       5,979,249          11,438         22,395         5,968,292
                                                ----------         -------        -------        ----------
Total debt securities available for sale         7,131,743          17,107         22,395         7,126,455
Other securities                                   223,140              --             --           223,140
                                                ----------         -------        -------        ----------
   Total securities available for sale          $7,354,883         $17,107        $22,395        $7,349,595
                                                ==========         =======        =======        ==========

HELD TO MATURITY
Obligation of U.S. government agencies          $  500,000         $    --        $ 8,410        $  491,590
Obligations of states and political
  subdivisions                                   2,159,045          80,778             --         2,239,823
                                                ----------         -------        -------        ----------
   Total securities held to maturity            $2,659,045         $80,778        $ 8,410        $2,731,413
                                                ==========         =======        =======        ==========

No securities classified as available for sale were sold during the three or nine months ended September 30, 1998. Proceeds from sales of securities classified as available for sale were $999,688 and $1,319,603 during the three and nine months ended September 30, 1997. Gross gains of $156 and gross losses of $452 were realized on sales during the three month period ending September 30, 1997. Gross gains of $946 and gross losses of $452 were realized on sales during the nine month period ending September 30, 1997.

-------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

-------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

The amortized cost and estimated fair values of securities at September 30, 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because certain borrowers may have the right to call or repay obligations with or without penalties.

                                  Available-for-Sale Securities        Held-to-Maturity Securities
                                  -----------------------------       ----------------------------
                                  Amortized            Fair           Amortized            Fair
                                     Cost              Value             Cost              Value
                                     ----              -----             ----              -----
Due in one year or less           $  249,968        $  252,265        $       --        $       --
Due in one to five years           2,198,900         2,233,865                --                --
Due in five to ten years                  --                --           960,012         1,017,829
Due after ten years                       --                --         2,139,215         2,223,482
Mortgage-backed securities         6,076,716         6,081,930                --                --
Other securities                     232,840           232,840                --                --
                                  ----------        ----------        ----------        ----------
                                  $8,758,424        $8,800,900        $3,099,227        $3,241,311
                                  ==========        ==========        ==========        ==========

Securities with a carrying value of approximately $2,436,000 at September 30, 1998 and $3,938,000 at December 31, 1997 were pledged to secure deposits and for other purposes.


NOTE 3 - LOANS

Loans at September 30, 1998 and December 31, 1997 were as follows:

                                          September 30,       December 31,
                                              1998                1997
                                              ----                ----
         Commercial                        $15,057,162        $13,059,019
         Installment                        19,674,480         17,474,294
         Real estate                         3,457,838          3,307,311
         Credit card                           586,779            595,324
         Other                                  27,210             15,330
                                           -----------        -----------
                                            38,803,469         34,451,278
         Net deferred loan costs               380,394            255,691
         Allowance for loan losses            (346,408)          (311,095)
                                           -----------        -----------
                                           $38,837,455        $34,395,874
                                           ===========        ===========

--------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

-------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

Activity in the allowance for loan losses for the nine months ended September 30, 1998 and 1997 is as follows:

                                                   1998          1997
                                                   ----          ----
         Balance - January 1                    $ 311,095     $ 281,142
         Loan charged-off                        (148,207)     (118,953)
         Recoveries                                26,520        29,118
         Provision for loan losses                157,000        77,000
                                                ---------     ---------
         Balance - June 30                      $ 346,408     $ 268,307
                                                =========     =========

Impaired loans at September 30, 1998 and December 31, 1997 were as follows:

                                               September 30,      December 31,
                                                   1998               1997
                                                   ----               ----
Period-end impaired loans with allowance
  for loan losses allocated                      $662,000           $282,000
Amount of allowance allocated                      66,000             32,000

Impaired loans for the nine months ended September 30, 1998 were as follows:

                                                                   1998
                                                                   ----
Average of impaired loans during the period                      $362,000
Total interest income recognized during impairment                     --
Cash-basis interest income recognized                                  --

During the nine months ended September 30, 1997, OSB had no loans for which impairment was required to be evaluated on an individual basis. Loans on which the accrual of interest has been discontinued because circumstances indicate that collection is questionable amounted to $913,075 and $316,880 at September 30, 1998 and December 31, 1997. All impaired loans are also included in nonaccrual loans.


NOTE 4 - COMMITMENTS, OFF-BALANCE SHEET RISK AND CONTINGENCIES

Various contingent liabilities are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material affect on the financial condition or results of operations.

-------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

-------------------------------------------------------------------------------

NOTE 4 - COMMITMENTS, OFF-BALANCE SHEET RISK AND CONTINGENCIES (Continued)

At September 30, 1998 and December 31, 1997, reserves of $425,000 and $370,000 were required as deposits with the Federal Reserve or as cash on hand. These reserves do not earn interest.

Included in cash and cash equivalents at September 30, 1998 and December 31, 1997 was approximately $2,409,000 and $2,952,000 on deposit with the Independent State Bank of Ohio.

Some financial instruments are used in the normal course of business to meet financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These involve, to varying degrees, credit and interest rate risk in excess of the amounts reported in the financial statements.

Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit and financial guarantees written. The same credit policies are used for commitments and conditional obligations as are used for loans.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many commitments are expected to expire without being used, total commitments do not necessarily represent future cash requirements. Standby letters of credit and financial guarantees written are commitments to guarantee a customer's performance to a third party.

Commitments to extend credit, primarily in the form of undisbursed portions of approved lines of credit, consist primarily of variable rate commitments. The interest rates on these commitments ranged from 5.73% to 15.50% at September 30, 1998 and 6.20% to 11.50% at December 31, 1997. Outstanding commitments for credit card rates ranged from 12.00% to 17.90% as of September 30, 1998 and December 31, 1997. Of the total outstanding balances on these credit cards at September 30, 1998, 56% were fixed and 44% were variable rate and at December 31, 1997, 59% were fixed rate and 41% were variable rate.

A summary of the contractual amounts of financial instruments with off-balance-sheet risk at September 30, 1998 and December 31, 1997 follows:

                                             September 30,      December 31,
                                                 1998               1997
                                                 ----               ----
         Commitments to extend credit         $2,083,000         $3,272,000
         Credit card arrangements                999,000          1,203,000

-------------------------------------------------------------------------------

                                   (Continued)

                           OHIO STATE BANCSHARES, INC.
          PART I - FINANCIAL INFORMATION; ITEM 1. FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

-------------------------------------------------------------------------------

NOTE 4 - COMMITMENTS, OFF-BALANCE SHEET RISK AND CONTINGENCIES (Continued)

At September 30, 1998 and December 31, 1997, the Bank had a line of credit enabling it to borrow up to $3,782,000 and $3,588,000 with the Federal Home Loan Bank of Cincinnati. No borrowings were outstanding on this line of credit as of September 30, 1998 or December 31, 1997. Advances under the agreement are collateralized by a blanket pledge of the Bank's real estate mortgage loan portfolio and Federal Home Loan Bank stock.

The Bank's branch facility, which opened in December 1996, is leased under an operating lease. The lease term is for twenty years. At the conclusion of the fifth, tenth and fifteenth years, the rent shall be adjusted by 50% of the cumulative increase in the Consumer Price Index over the previous five years with a minimum of 5% increase and a maximum of 10% increase for any one five-year period. The Corporation also leases space for one of its automated teller machines under an operating lease. The lease term is for one year expiring in November 1998. Upon expiration, the lease will be continued, rewritten, or terminated. Total rental expense was $13,887 and $41,661 for the three and nine months ended September 30, 1998 and $9,687 and $29,061 for the three and nine months ended September 30, 1997.

Rental commitments under these noncancelable operating leases are:

             Year ending September 30,
                  1999                              $ 41,548
                  2000                                38,748
                  2001                                38,748
                  2002                                40,336
                  2003                                40,685
                  Thereafter                         567,261
                                                    --------
                                                    $767,326
                                                    ========

-------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
         PART I - FINANCIAL INFORMATION; ITEM 2. MANAGEMENT'S DISCUSSION
          AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

INTRODUCTION

The following discussion focuses on the consolidated financial condition of Ohio State Bancshares, Inc. ("OSB") at September 30, 1998, compared to December 31, 1997, and the consolidated results of operations for the three and nine months ended September 30, 1998, compared to the same periods in 1997. The purpose of this discussion is to provide the reader with a more thorough understanding of the consolidated financial statements. This discussion should be read in conjunction with the interim consolidated financial statements and related footnotes.

When used in this Form 10-QSB or future filings by OSB with the Securities and Exchange Commission, in OSB's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. OSB wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could affect OSB's financial performance and could cause OSB's actual results for future periods to differ materially from those anticipated or projected. OSB does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

See Exhibit 99, which is incorporated herein by reference.

OSB is not aware of any trends, events or uncertainties that will have or are reasonably likely to have a material effect on the liquidity, capital resources or operations except as discussed herein. In addition, OSB is not aware of any current recommendations by regulatory authorities that would have such effect if implemented.

FINANCIAL CONDITION

OSB has experienced 12.27% asset growth since December 31, 1997, as total assets increased $6,111,000 from $49,794,000 at December 31, 1997 to $55,905,000 at
September 30, 1998. Maintaining a moderate growth rate while increasing the loan to deposit ratio continues to be OSB's primary operating strategy.

--------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
         PART I - FINANCIAL INFORMATION; ITEM 2. MANAGEMENT'S DISCUSSION
          AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

Interest-earning deposits in other banks, securities available for sale and securities held to maturity increased from $10,208,000 at December 31, 1997 to $11,900,000 at September 30, 1998, an increase of $1,692,000, or 16.58%. It is management's strategy to maintain securities and other liquid assets at about their current level as a percentage of total assets.

Net loans increased $4,442,000, or 12.91% during the period from December 31, 1997 to September 30, 1998. This growth was funded primarily by increases in deposit accounts and when necessary, short-term advances from the Federal Home Loan Bank. Commercial loans increased 15.30% from $13,059,000 on December 31, 1997 to $15,057,000 on September 30, 1998. Installment loans grew from $17,474,000 on December 31, 1997 to $19,674,000 on September 30, 1998, a 12.59%
increase.

The allowance for loan losses remained almost unchanged at 0.89% of loans as of September 30, 1998 compared to 0.90% at December 31, 1997. The slight decline occurred despite increasing the provision for loan losses by $80,000 over the prior year nine-month period due to net charge-offs increasing $32,000 over the prior year nine-month period and loan growth. All loans charged-off during the nine months ended September 30, 1998 were either installment or credit cards. $21,000 of the allowance at September 30, 1998 remains unallocated to any specific loan or loan category. Management is actively monitoring problem loans and has increased collection efforts to reduce charge-offs in future periods. Should charge-offs continue, management will increase the provision for loan losses in order to maintain the allowance for loan losses at a level adequate to absorb reasonably foreseeable losses in the loan portfolio.

Total deposits increased $5,645,000, or 12.30% from December 31, 1997 to September 30, 1998. The increase in deposits was primarily due to the 14.69% increase in interest-bearing deposits from $38,896,000 on December 31, 1997 to $44,611,000 on September 30, 1998. Noninterest-bearing deposits declined $69,000, or 0.99% from December 31, 1997 to September 30, 1998. This decrease was due to cyclical cash needs by the OSB's large commercial customers.

The loan and deposit growth that OSB has experienced during 1998 is primarily due to changes in the local market conditions resulting from financial institution consolidation. Due to the local market conditions, OSB has obtained several new loan and deposit customers despite spending less money on advertising and, in certain circumstances, being less interest rate competitive.

-------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
         PART I - FINANCIAL INFORMATION; ITEM 2. MANAGEMENT'S DISCUSSION
          AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------

RESULTS OF OPERATIONS

The operating results of OSB are affected by general economic conditions, the monetary and fiscal policies of federal agencies and the regulatory policies of agencies that regulate financial institutions. OSB's cost of funds is influenced by interest rates on competing investments and general market rates of interest. Lending activities are influenced by consumer and business demand, which, in turn, is affected by the interest rates at which such loans are made, general economic conditions and the availability of funds for lending activities.

OSB's net income is primarily dependent upon its net interest income, which is the difference between interest income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Provisions for loan losses, service charges, gains on the sale of assets and other income, noninterest expense and income taxes also affect net income.

Net income for the three and nine months ended September 30, 1998 was $113,000 and $314,000, or $1,000 and $47,000 more than the same periods in 1997. The reason for the increase in earnings was primarily due to improved net interest income partially offset by increases in the provision for loan losses and noninterest expense.

Net interest income is the largest component of OSB's income and is affected by the interest rate environment and the volume and composition of interest-earning assets and interest-bearing liabilities. Net interest income increased by $62,000 and $226,000 for the three and nine months ended September 30, 1998 compared to the same periods in 1997. The increase in net interest income is attributable to OSB's earning assets increasing from $43,798,000 at September 30, 1997 to $52,003,000 at September 30, 1998. OSB increased its net loan to deposit ratio from 74.92% on December 31, 1997 to 75.33% as of September 30, 1998 which also contributed to the increase in net interest income. Increasing the loan to deposit ratio usually improves the net interest margin as loans typically earn a higher yield than other investing alternatives.

Noninterest income increased $10,000, or 17.10% for the three months ended September 30, 1998, and $43,000, or 24.32% for the nine months ended September 30, 1998, over the same periods in the prior year. The increase over the prior periods is primarily due to ATM surcharge fees for noncustomers of the Bank and commissions from credit life insurance.

Noninterest expense was up $44,000, or 11.06% for the three months ended September 30, 1998 versus the three months ended September 30, 1997. Noninterest expense increased $104,000, or 8.77% for the nine months ended September 30, 1998, compared to the same period in the prior year. Normal salary increases and the hiring of additional personnel plus higher occupancy costs were the major reasons for the increase in noninterest expense.

--------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
         PART I - FINANCIAL INFORMATION; ITEM 2. MANAGEMENT'S DISCUSSION
          AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

-------------------------------------------------------------------------------

CAPITAL RESOURCES

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings and other factors, and regulators can lower classifications in certain ceases. Failure to meet various capital requirements can initiate regulatory action having a direct material affect on the operations of the Bank.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

                                      Capital to risk-
                                       weighted assets
                                       ---------------       Tier 1 capital
                                      Total     Tier 1     to average assets
                                      -----     ------     -----------------
         Well capitalized              10%        6%              5%
         Adequately capitalized         8%        4%              4%
         Undercapitalized               6%        3%              3%

At September 30, 1998 and December 31, 1997, the actual capital ratios for the Bank were:

                                                 September 30,      December 31,
                                                     1998               1997
                                                     ----               ----
         Total capital to risk-weighted assets       9.87%             10.20%
         Tier 1 capital to risk-weighted assets      9.05               9.45
         Tier 1 capital to average assets            7.02               7.33

At September 30, 1998, the Bank was categorized as adequately capitalized rather than well capitalized due to the growth of the Bank exceeding capital retention. OSB is in the process of filing the required Registration Statements to sell approximately $1,166,000 of its stock. The proceeds from the stock offering will be infused into the Bank. As a result, management anticipates the Bank will regain its well capitalized classification at December 31, 1998. Federal deposit insurance premiums are assessed based upon regulatory capital ratios at June 30 and December 31 of each year. Thus, the Bank's status as adequately capitalized at September 30, 1998 will not result in increased deposit insurance premiums. At December 31, 1997, the Bank was categorized as well capitalized.

------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
         PART I - FINANCIAL INFORMATION; ITEM 2. MANAGEMENT'S DISCUSSION
          AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

-------------------------------------------------------------------------------

LIQUIDITY

Liquidity management focuses on the ability to have funds available to meet the loan and depository transaction needs of the Bank's customers and OSB's other financial commitments. Cash and cash equivalent assets (which include deposits this Bank maintains at other banks, federal funds sold and other short-term investments) totaled $3,521,000 at September 30, 1998 and $3,726,000 at December 31, 1997. These assets provide the primary source of funds for loan demand and deposit balance fluctuations. Additional sources of liquidity are securities classified as available for sale and access to Federal Home Loan Bank advances, as the Bank is a member of the Federal Home Loan Bank of Cincinnati.

Taking into account the capital adequacy, profitability and reputation maintained by OSB, available liquidity sources are considered adequate to meet current and projected needs.

YEAR 2000

OSB's subsidiary Bank's lending and deposit activities are almost entirely dependent on computer systems which process and record transactions. In addition to its basic operating activities, OSB's facilities and infrastructure, such as security systems and communications equipment, are dependent to varying degrees on computer systems. Management is aware of the potential Year 2000 related problems that may affect the computers that control or operate OSB's operating systems, facilities and infrastructure. OSB's strategy and operating plan is to achieve operating readiness to ensure that its customers are provided uninterrupted services and OSB is able to comply with all applicable consumer protection statutes as they relate to Year 2000 compliance.

In January 1998, a committee of its corporate officers was formed to identify all software systems, equipment and vendors that could possibly be affected by the Year 2000 century change, devise a detailed testing and confirmation system that will ensure that all affected systems are tested or certified by the vendor and develop contingency plans including the possibility of changing vendors for any application that OSB is unable to test or certify to be Year 2000 compliant.

Management has evaluated its computer hardware and software and has contacted the companies that supply or service OSB's computer-operated or -dependent systems to obtain confirmation that each such system that is material to the operations of the Bank is either currently Year 2000 compliant or is expected to be Year 2000 compliant. The Bank uses software of a nationally recognized software provider that specializes in financial institutions which somewhat mitigates the risk associated with the Year 2000 issue. As of September 30, 1998, OSB has incurred costs of approximately $60,000 related to Year 2000 compliance. The primary expenditures have been for upgraded teller software and new personal computers. Management estimates another $40,000 will be expended in 1999 for onsite and offsite software testing and additional personal computers. With respect to systems that cannot presently be

-----------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
         PART I - FINANCIAL INFORMATION; ITEM 2. MANAGEMENT'S DISCUSSION
          AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

------------------------------------------------------------------------------

confirmed as Year 2000 compliant, management will continue to work with the appropriate supplier or servicer to ensure that all such systems will be rendered compliant in a timely manner, with minimal expense to OSB or disruption of the Bank's operations. Management anticipates Year 2000 compliance testing will be completed by the first quarter of 1999 for its mission critical systems. If the test results exhibit noncompliance with Year 2000 with respect to any systems, the failure of which would have a material adverse effect on the Bank's operations, financial condition or results, OSB would then identify and contract with suppliers and servicers who are able to certify Year 2000 compliance.

In addition to possible expense related to its own systems, the Bank could incur losses if loan payments are delayed due to Year 2000 problems affecting any of the Bank's significant borrowers or impairing the payroll systems of large employers in the Bank's primary market area. As a result, the Year 2000 committee will review all commercial loans to determine if and to what extent their ability to do business and to repay their loans will be affected by the Year 2000 century change. Should the committee determine a business will be affected by the Year 2000 issue, the committee will notify that customer of its concerns and monitor the progress of that customer towards the goal of being Year 2000 compliant. Because the Bank's loan portfolio is highly diversified with regard to individual borrowers and types of businesses and the Bank's primary market area is not significantly dependent upon one employer or industry, the Bank does not expect any significant or prolonged Year 2000 related difficulties that will affect net earnings or cash flow.

-------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.
                                   FORM 10-QSB
                        Quarter ended September 30, 1998
                           PART II - OTHER INFORMATION

-------------------------------------------------------------------------------

Item 1 -       Legal Proceedings:
               ------------------
               There are no matters required to be reported under this item.

Item 2 -       Changes in Securities and Use of Proceeds:
               -----------------------------------------
               There are no matters required to be reported under this item.

Item 3 -       Defaults Upon Senior Securities:
               --------------------------------
               There are no matters required to be reported under this item.

Item 4 -       Submission of Matters to a Vote of Security Holders:
               ----------------------------------------------------
               There are no matters required to be reported under this item.

Item 5 -       Other Information:
               ------------------
               There are no matters required to be reported under this item.

Item 6 -       Exhibits and Reports on Form 8-K:
               ---------------------------------
               (a)    Exhibit 27 - Financial Data Schedule.

               (b) Exhibit 99 - Safe Harbor Under Private Securities Litigation Reform Act of 1995.

               (c) No current reports on Form 8-K were filed by the small business issuer during the quarter ended September 30, 1998.

-------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.

                                   SIGNATURES

-------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         OHIO STATE BANCSHARES, INC.
                                         --------------------------------
                                         (Registrant)


Date: November 12, 1998                  /s/ Gary E. Pendleton
     ----------------------              --------------------------------
                                         (Signature)
                                         Gary E. Pendleton
                                         President and Chief Executive
                                         Officer


Date: November 12, 1998                  /s/ William H. Harris
     ----------------------              --------------------------------
                                         (Signature)
                                         William H. Harris
                                         Executive Vice President and Cashier

-------------------------------------------------------------------------------

                           OHIO STATE BANCSHARES, INC.

                                Index to Exhibits

-------------------------------------------------------------------------------

EXHIBIT NUMBER            DESCRIPTION                      PAGE NUMBER
---------------            -----------                      -----------

      27         Financial Data Schedule                        25

      99         Safe Harbor Under the Private       Incorporated by reference
                 Securities Litigation Reform Act    to Exhibit 99 to Annual
                 of 1995                             Report on Form 10-KSB for
                                                     the year ended December 31,
                                                     1997 filed by the Small
                                                     Business Issuer on March
                                                     27, 1998.

--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Ohio General Corporation Law ("OGCL") provides that Ohio corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person: (i) acted in good faith and (ii) the individual believes his conduct was in the corporation's best interest or was not opposed to the corporation's best interest.

         The OGCL further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, for reasonable expenses incurred by the director in connection with the proceeding. The OGCL also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employer or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprises, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent.

         The Articles of Incorporation confirm the general provisions of the OGCL and also provide for indemnification of the directors of the small business issuer for personal liability for monetary damages resulting from breach of their fiduciary duty as directors except for: (i) any breach of the directors' duty of loyalty to the small business issuer or its stockholder; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) illegal distribution of dividends; and (iv) any transaction from which the director derived an improper personal benefit.

         Small business issuer will maintain a directors' and officers' liability insurance policy, including bank reimbursement, for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the Common Stock being registered. All amounts shown are estimates except the SEC registration fee, and assume the sale of 24,800 Shares, the maximum number of Shares offered.

              --------------------------------------------------------------
              SEC registration fee                                     $344
              --------------------------------------------------------------
              EDGAR, printing and mailing costs                       2,000
              --------------------------------------------------------------
              Fees and expenses of counsel                           25,000
              --------------------------------------------------------------
              Accounting and related expenses                         5,000
              --------------------------------------------------------------

              --------------------------------------------------------------
              Blue Sky fees and expenses                              1,000
              --------------------------------------------------------------
              Miscellaneous                                           5,000
                                                                      -----
              --------------------------------------------------------------
              Total                                                 $38,344
              --------------------------------------------------------------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


         The Small Business Issuer has not sold any securities within the past three years without registering them under the Securities Act.


ITEM 27.  EXHIBITS

         The exhibits filed pursuant to this Item 27 immediately follow the
Exhibit Index. The following is a description of the applicable exhibits required for Form SB-2 provided by Item 601 of Regulation S-B.



Exhibit Number                      Description                                 Reference to Prior
--------------                      -----------                                 ------------------
                                                                                      Filing
                                                                                      ------

       (1)                 Underwriting Agreement with Community                      ***
                           Banc Investments, Inc.

       (3.1)               Amended Articles of Incorporation of the Company.          *

       (3.2)               Code of Regulations of the Company.                        *

       (4) Instruments defining the rights of shareholders, including indentures.

                           A. Instruments defining the rights of Company's shareholders are included in the Articles of Incorporation and Code of Regulations.

       (5)                 Opinion of Werner & Blank Co., L.P.A., regarding
                           Ohio State Bancshares, Inc. Common Stock, and
                           Consent

       (8) Opinion of Werner & Blank Co., L.P.A. regarding tax matters

       (10.1)              Lease Agreement Between Henney and Cooper, Inc.
                           and The Marion Bank for Branch on Richland Road
                           in Marion, Ohio                                            **

       (10.2)              Executive Indexed Salary Continuation Plan
                           Agreement for President                                    **



Exhibit Number                      Description                                 Reference to Prior
--------------                      -----------                                 ------------------
                                                                                     Filing
                                                                                     ------

       (10.3)              Executive Indexed Salary Continuation Plan
                           Agreement for Executive Officers                                  **

       (21)                Description of Subsidiary of the Company,                         ***
                           filed herewith.

       (23.1)              Consent of Crowe, Chizek and Company LLP

       (23.2) Consent of Werner & Blank Co., L.P.A. (the consent is contained in that firm's opinions filed as Exhibit (5)).

       (23.3)              Consent of Werner & Blank Co., L.P.A.
                           (the consent is contained in that firm's opinion filed Exhibit (8)).

       (24)                Power of Attorney.                                                ***

       (99.1)              Form of Subscription Agreement for Rights Offering.               ***

       (99.2)              Form of Subscription Agreement for Public Offering.               ***

       (99.3) Cover letter to accompany prospectus delivery to shareholders.



* Indicates documents which have been previously filed as part of the Issuer's Registration Statement Under the Securities Act of 1933 on Form S-4 (file number 33-75866) dated April 18, 1994 and amended and declared effective April 16, 1996. All of such previously filed documents are hereby incorporated by reference in accordance with Item 601 of Regulation S-B. Such documents are available to shareholders without charge upon request.

** Indicates documents which have been previously filed as part of the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1996 or December 31, 1997. All of such documents are hereby incorporated by reference. Such documents are available to shareholders without charge upon request.


*** Indicates documents previously filed as part of Issuer's Registration statement on Form SB-2 (File No. 333-67933)

ITEM 28.  UNDERTAKINGS.



       (a)   The undersigned small business issuer hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) To include any additional or changed material information on the plan of distribution.

             (2) For determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       (b) The small business issuer undertakes to supplement the Prospectus, after the end of the initial subscription period for existing shareholders of the small business issuer, to include the results of the subscription offer, the transactions by the underwriter during the subscription period, the amount of unsubscribed securities that the underwriter will purchase and the terms of any later reoffering. If the underwriter makes any public offering of the securities on terms different from those on the cover page of the Prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

       (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

             In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the small business issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in the City of Marion, State of Ohio, this 4th day of December, 1998.


                           Ohio State Bancshares, Inc.


                           By:/s/ G. E. PENDLETON
                              -----------------------------------
                              Gary E. Pendleton
                              President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated below on the 4th day of December, 1998.



/s/ G. E. PENDLETON                                /s/ W. H. HARRIS
------------------------------------                 -------------------------------------------
Gary E. Pendleton, President,                        William H. Harris, Executive Vice President
Chief Executive Officer and Director                 and Cashier, Chief Financial and Chief
                                                     Accounting Officer and Director

*Samuel J. Birnbaum, Director
*John D. Owens, Director
*Lois J. Fisher, Director
*Thurman R. Mathews, Director
*Peter B. Miller, Director


* Gary E. Pendleton hereby signs this Amendment No. 1 to Registration Statement on December 4, 1998, on behalf of each of the persons so indicated for whom he is attorney-in-fact pursuant to a power of attorney filed herewith, which persons, together with Messrs. Pendleton and Harris, constituted a majority of the members of the registrant's Board of Directors.




                                          /s/ G. E. PENDLETON
                                          --------------------------------
                                          Gary E. Pendleton





                                  Exhibit Index

       Exhibit (1)         Underwriting Agreement with Community Banc Investments, Inc.*

       Exhibit (3.1)       Amended Articles of Incorporation of the Company. *

       Exhibit (3.2)       Code of Regulations of the Company.*

       Exhibit (4)         Instruments defining the rights of shareholders, including indentures.

                           A.       Instruments  defining the rights of Company's  shareholders are included in the
                                    Articles of Incorporation and Code of Regulations.

       Exhibit (5)         Opinion of Werner & Blank Co.,  L.P.A.,  regarding Ohio State  Bancshares,  Inc.  Common
                           Stock, and Consent.

       Exhibit (8)         Opinion of Werner & Blank Co., L.P.A. regarding tax matters.

       Exhibit (10.1)      Lease  Agreement  Between  Henney and  Cooper,  Inc.  and The Marion  Bank for Branch on
                           Richland Road in Marion, Ohio*

       Exhibit (10.2)      Executive Indexed Salary Continuation Plan Agreement for President*

       Exhibit (10.3)      Executive Indexed Salary Continuation Plan Agreement for Executive Officers*

       Exhibit (21)        Description of Subsidiary of the Company, filed herewith.*

       Exhibit (23.1)      Consent of Crowe, Chizek and Company LLP

       Exhibit (23.2)      Consent  of  Werner & Blank  Co.,  L.P.A.  (the  consent  is  contained  in that  firm's opinions filed as Exhibit (5)).

       Exhibit (23.3)      Consent of Werner & Blank Co., L.P.A. (the
                           consent is contained in that firm's opinion filed as
                           Exhibit (8)).

       Exhibit (24)        Power of Attorney.*

       Exhibit (99.1)      Form of Subscription Agreement for Rights Offering.*

       Exhibit (99.2)      Form of Subscription Agreement for Public Offering.*

       Exhibit (99.3)      Cover letter to accompany prospectus delivery to
                           shareholders.


* Previously Filed